Exhibit 10.1

***Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type the registrant treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit.***

joinder and AMENDMENT NO. 2 to SECOND AMENDED AND RESTATED CREDIT and GUARANTY agreement

This JOINDER AND AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this “Joinder and Second Amendment”) is dated as of May 16, 2023 (the “Effective Date”), by and among FISCALNOTE, INC., a Delaware corporation (“Borrower Representative”), each of the undersigned Persons that are party to the Existing Credit Agreement (as defined below) as borrowers (together with Borrower Representative, collectively the “Borrowers”), OXFORD ANALYTICA LIMITED, a private limited company registered under the laws of England and Wales under company number 01196703 (“Oxford”) and DRAGONFLY EYE LIMITED, a private limited company registered under the laws of England and Wales under company number 12144978 (“Dragonfly” and together with Oxford, each a “New Guarantor” and each New Guarantor together with the Borrowers, collectively the “Loan Parties”), each of the undersigned Lenders, constituting Required Lenders (as defined in the Existing Credit Agreement) and RUNWAY GROWTH FINANCE CORP. (formerly known as Runway Growth Credit Fund Inc.), as administrative agent and collateral agent for Lenders (in such capacity, “Agent”).

RECITALS

A.
Borrower Representative, the other borrowers and guarantors party thereto, the lenders party thereto from time to time (the “Lenders”), and Agent are parties to that certain Second Amended and Restated Credit and Guaranty Agreement, dated as of July 29, 2022 (as amended by that certain Amendment No. 1 to Second Amended and Restated Credit and Guaranty Agreement, dated as of March 17, 2023, the “Existing Credit Agreement” and as further amended by this Joinder and Second Amendment, the “Credit Agreement”).
B.
Pursuant to the Existing Credit Agreement, it is a condition that each New Guarantor enters into a joinder to become a Guarantor under the Credit Agreement.
1.
Joinder. By execution and delivery of this Joinder, each New Guarantor hereby joins as a Guarantor under the Credit Agreement and the applicable Loan Documents as if an original signatory thereto effective as of the date hereof. Each reference to a “Guarantor” in the Credit Agreement and the other Loan Documents shall mean and refer to any Guarantor, including each New Guarantor. Each New Guarantor (i) makes, on the Effective Date (and on each other date expressly provided for in the Credit Agreement or any other Loan Document), the representations and warranties set forth in Section 5 of the Credit Agreement applicable to Guarantors, (ii) agrees to abide by the affirmative and negative covenants in the Loan Documents applicable to Guarantors, including Sections 6 and 7 of the Credit Agreement. Each New Guarantor confirms that this Joinder and Second Amendment has been freely executed without duress and after an opportunity was provided to it for review by competent legal counsel of its choice. This Joinder and Second Amendment shall become effective upon (i) the parties’ execution hereof and (ii) the receipt by Agent of the documents set forth on Appendix 1 hereto.
2.
Amendments to the Existing Credit Agreement. Subject solely to the conditions set forth in Section 4, the Existing Credit Agreement is hereby amended and restated in its entirety as set forth in Exhibit A attached hereto, which shall immediately and automatically become effective upon the effectiveness of this Joinder and Second Amendment.
3.
Representations and Warranties. Each Loan Party hereby represents and warrants to Agent and each Lender that:
(a)
all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Loan Party as of the date hereof, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (without duplication of any materiality qualifier in the text of such representation or warranty);
(b)
each Loan Party has the power and is duly authorized to enter into, deliver and perform this Joinder and Second Amendment and the Credit Agreement is the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally; and
(c)
after giving effect to this Joinder and Second Amendment, no Default or Event of Default has occurred and is continuing.
4.
Conditions to Effectiveness. This Joinder and Second Amendment shall become effective upon receipt by Agent of each of the following:
(a)
this Joinder and Second Amendment, duly executed by the Loan Parties and Required Lenders; and
(b)
receipt by Agent of the documents set forth on Appendix 1 hereto.
5.
Reaffirmation. Except as specifically amended pursuant to the terms hereof or to the extent amended and restated on the Effective Date, each Borrower hereby acknowledges and agrees that: (i) the Credit Agreement and all other Loan Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by such Borrower; (ii) this Joinder and Second Amendment shall not in any way release or impair the rights, duties, Obligations, Liens or security interests created pursuant to the Credit Agreement and the other Loan Documents or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Effective Date, and all of such rights, duties, Obligations and Liens are, ratified and affirmed by such Borrower; (iii) this Joinder and Second Amendment shall not constitute a substitution or novation of such Borrower’s Obligations or any of the other rights, duties and obligations of the parties under the Credit Agreement and the other Loan Documents; and (iv) the execution, delivery and effectiveness of this Joinder and Second Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or the other Loan Documents, nor constitute a waiver of any covenant, agreement or obligation under the Credit Agreement or the other Loan Documents, except to the extent that any such covenant, agreement or obligation is modified or waived hereby
6.
Release.
(a)
In consideration of the agreements of Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party by its execution of this Joinder and Second Amendment, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and the Lenders, and their successors and permitted assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees”), of and from all demands, actions, causes of action, suits, controversies, damages and any and all other claims, counterclaims, defenses, rights of setoff, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the Effective Date, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Credit Agreement or any of the other Loan Documents or transactions thereunder or related thereto.
(b)
Each Loan Party by its execution of this Joinder and Second Amendment understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for

2

an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)
Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
7.
Miscellaneous.
(a)
Effect of this Joinder and Second Amendment. On and after the date hereof, (i) this Joinder and Second Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement and the other Loan Documents and (ii) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement as amended and/or supplemented by this Joinder and Second Amendment.
(b)
Incorporation of Credit Agreement Provisions. The provisions contained in Section 11 (Choice of Law, Venue and Jury Trial Waiver), Section 12.3 (Indemnification), Section 12.9 (Counterparts), and Section 12.6 (Severability) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, mutatis mutandis.
(c)
Headings. Section headings in this Joinder and Second Amendment are included for convenience of reference only and shall not constitute a part of this Joinder and Second Amendment for any other purpose.
(d)
Entire Agreement. This Joinder and Second Amendment constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
(e)
Successors/Assigns. This Joinder and Second Amendment shall bind, and the rights hereunder shall inure to, the respective successors and permitted assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Loan Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

3

[SIGNATURE PAGE TO joinder and amendment no. 2 TO SECOND AMENDED AND RESTATED credit AND guaranty AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder and Second Amendment to be executed as of the date set forth above.

lenders:
RUNWAY GROWTH FINANCE CORP.
By: /s/ Thomas B. Raterman Name: Thomas B. Raterman Title: CFO, COO
ORIX GROWTH CAPITAL, LLC
By Name: Title:

CLOVER OROCHI LLC

By: CLOVER PRIVATE CREDIT OPPORTUNITIES ORIGINATION II LP and CLOVER PRIVATE CREDIT OPPORTUNITIES ORIGINATION (LEVERED) II LP, its sole members

By: UBS O’CONNOR LLC, its investment manager

By: /s/ Rodrigo Trelles Name: Rodrigo Trelles Title: Managing Director By: /s/ Baxter Wasson Name: Baxter Wasson Title: Managing Director
ACM ASOF VIII SAAS FINCO SUB LLC
By: Joshua Ufberg Name: Joshua Ufberg Title: Authorized Signatory

[SIGNATURE PAGE TO joinder and amendment no. 2 TO SECOND AMENDED AND RESTATED credit AND guaranty AGREEMENT]

borrowers:
FISCALNOTE, INC. By: /s/ Timothy Hwang Name: Timothy Hwang Title: Chief Executive Officer and President
CQ-Roll Call, Inc.
By: /s/ Timothy Hwang Name: Timothy Hwang Title: Chief Executive Officer and President
CAPITOL ADVANTAGE LLC By: /s/ Timothy Hwang Name: Timothy Hwang Title: Chief Executive Officer and President

VoterVoice, L.L.C.

By: FiscalNote, Inc., its sole manager

By: /s/ Timothy Hwang

Name: Timothy Hwang

Title: Chief Executive Officer and President

SANDHILL STRATEGY LLC

By: /s/ Jon Slabaugh

Name: Jon Slabaugh

Title: Manager

[SIGNATURE PAGE TO joinder and amendment no. 2 TO SECOND AMENDED AND RESTATED credit AND guaranty AGREEMENT]

New Guarantors:
OXFORD ANALYTICA LIMITED By: /s/ Timothy Hwang Name: Timothy Hwang Title: Director DRAGONFLY EYE LIMITED By: /s/ Timothy Hwang Name: Timothy Hwang Title: Director

EXHIBIT A

Credit Agreement

[See attached]

Second AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

dated as of July 29, 2022 among

FISCALNOTE, INC., as Borrower

RUNWAY GROWTH FINANCE CORP., as Agent

and

The Lenders Party Hereto

RUNWAY GROWTH FINANCE CORP., AND ORIX GROWTH CAPITAL, LLC, as Joint Lead Arrangers and Joint Bookrunners

This SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of July 29, 2022 (the “Restatement Date”) is entered into among FiscalNote, Inc., a Delaware corporation (“Borrower Representative”), each other Person party hereto as a borrower (together with each other Person party hereto as a borrower from time to time after the date hereof, collectively, “Borrowers”, and each, a “Borrower”), each Person party hereto as a guarantor (together with each Person party hereto as a guarantor from time to time after the date hereof, collectively, “Guarantors”, and each, a “Guarantor”), the lenders party hereto from time to time, (collectively, “Lenders”, and each a “Lender”), and RUNWAY GROWTH FINANCE CORP., as administrative agent and collateral agent for the Lenders (in such capacity, “Agent”).

RECITALS

WHEREAS, certain of the Borrowers and the Guarantors are party to that certain Amended and Restated Credit and Guaranty Agreement, dated as of October 19, 2020 (as amended, restated, supplemented or otherwise modified and in effect immediately prior to the Restatement Date, the “Existing Credit Agreement”), among Borrowers and Guarantors party thereto, the lenders party thereto (the “Existing Lenders”) and Agent;

WHEREAS, as of the Restatement Date, the aggregate principal amount of Term Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement is set forth on Schedule 1, Part A hereto (the “Existing Term Loans”);

WHEREAS, pursuant to the terms of the Restatement Agreement, the terms of the Existing Term Loans shall be modified and the Existing Credit Agreement shall be amended and restated in its entirety as set forth in this Agreement as of the Restatement Date;

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the “Obligations” under and as defined in the Existing Credit Agreement; and

WHEREAS, it is the intent of the Loan Parties to confirm that all Obligations shall continue in full force and effect and that, from and after the Restatement Date, all references to the “Credit Agreement” contained in the Loan Documents shall be deemed to refer to this Agreement.

AGREEMENT

The parties hereto hereby agree as follows:

8.
ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP (and, in the case of the UK Loan Parties, any references to GAAP is a reference to UK GAAP), and calculations and determinations shall be made following GAAP, consistently applied. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. For purposes of the Loan Documents, whenever a representation or warranty is made to a Person’s knowledge or awareness, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer of such Person. Notwithstanding anything to the contrary herein, only those leases (assuming for purposes hereof that such applicable leases were in existence on the date hereof) that would have constituted capital leases in conformity with GAAP as of December 31, 2017 shall be considered capital leases and any only lease obligations under such leases that would have so constituted capital leases shall be considered Indebtedness for purposes hereof, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance with this sentence.

9.
LOAN AND TERMS OF PAYMENT
9.1
Promise to Pay. Each Borrower hereby unconditionally promises to pay Agent, for the ratable benefit of Lenders, the outstanding principal amount of all Loans, accrued and unpaid interest, fees and charges thereon and all other amounts owing hereunder as and when due in accordance with this Agreement.
9.2
Availability and Repayment of the Restatement Date Incremental Term Loans.
(a)
Availability. Subject to the terms and conditions of this Agreement, effective as of the Restatement Date, each Lender shall make, severally and not jointly, a loan in a principal amount equal to its Restatement Date Incremental Term Loan Commitment (collectively, the “Restatement Date Incremental Term Loans”, and each a “Restatement Date Incremental Term Loan”). Once repaid the Restatement Date Incremental Term Loans may not be reborrowed.
(b)
Repayment. Commencing on the Amortization Date, and continuing thereafter on each Payment Date, Borrowers shall make, consecutive monthly payments of equal principal, each installment in an amount sufficient to fully amortize 50% of the aggregate outstanding original principal amount of the Restatement Date Incremental Term Loans by the Term Loan Maturity Date. The balance of the outstanding principal of the Restatement Date Incremental Term Loans, and all accrued and unpaid interest in respect thereof (inclusive of the PIK Amount), the Restatement Date Final Payment, other fees and other sums, if any, shall be due and payable in full on the Term Loan Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c) or (d). The initial amortization schedule is attached hereto as Schedule 1, Part C.
(c)
Mandatory Prepayments.
(i)
Upon an Acceleration. If the Loans are accelerated following the occurrence and during the continuance of an Event of Default, Borrowers shall immediately pay to Agent, for the ratable benefit of Lenders, an amount equal to the sum of:
(1)
all outstanding principal plus accrued and unpaid interest thereon (inclusive of the PIK Amount), plus
(2)
the Restatement Date Final Payment, plus
(3)
the Original Final Payment, plus,
(4)
the Prepayment Fee (if any), plus
(5)
all other sums, if any, that shall have become due and payable, including interest at the Default Rate, if applicable.
(ii)
Dispositions. Within five Business Days of the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds of any voluntary or involuntary sale or disposition of assets of any Loan Party or any of its Subsidiaries (including Net Cash Proceeds of insurance or arising from casualty losses or condemnations and payments in lieu thereof, but excluding (i) Net Cash Proceeds from sales or dispositions which qualify as Permitted Transfers except for Transfers described in clause (f) of the defined term “Permitted Transfers”) and (ii) Net Cash Proceeds from any such event in any fiscal year, to the extent the aggregate Net Cash Proceeds from all such sales or dispositions occurring in such fiscal year do not exceed $1,000,000, Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.5 in an amount equal to 100% of such Net Cash Proceeds received by such Person in connection with such sales or dispositions; provided, that so long as (A) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (B) Borrowers shall have given Agent prior written notice of Borrowers’ intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or disposition or to the cost of purchase of other assets useful in the business of such Loan Party or its Subsidiaries, (C) the monies are held in a Deposit Account in which Agent has a perfected first-priority security interest, and (D) such Loan Party or its Subsidiary, as applicable, completes such replacement or purchase within 180 days after the initial receipt of such monies (or, if such Loan Party entered into a binding commitment within such 180 day period, completes such replacement or purchase within 270 days after the initial receipt of such monies), then the Loan Party or such Loan Party’s Subsidiary whose assets were the subject of such disposition shall have the option to apply such monies to the costs of replacement of the assets that are the subject of such sale or disposition or the cost of purchase of other assets useful in the business of such Loan Party or its Subsidiaries unless and to the extent that such applicable period shall have expired without such replacement or purchase being made or completed, in which case, any amounts remaining in the Deposit Account referred to in clause (C) above shall be paid to Agent and applied in accordance with Section 2.5. Nothing contained in this Section 2.2(b)(ii) shall permit any Loan Party or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 7.1.
(iii)
Indebtedness. Within five Business Days of the date of incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.5 in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such incurrence. The provisions of this Section 2.2(b)(iii) shall not be deemed to be implied consent to any such incurrence otherwise prohibited by the terms of this Agreement.
(d)
Permitted Prepayment of Loans. Without limiting the generality of the provisions of Section 2.2(b) above, Borrowers shall have the option to prepay all, but not less than all, of the Loans, provided Borrower Representative provides written notice to Agent (whereupon Agent shall promptly deliver a copy of such written notice to Lenders) of its election to prepay the Loans at least ten (10) Business Days prior to such prepayment (or such lesser amount of time as Agent may agree), and pay, on the date of such prepayment, to Agent, an amount equal to the sum of:
(i)
all outstanding principal plus accrued and unpaid interest thereon (inclusive of the PIK Amount), plus
(ii)
the Restatement Date Final Payment, plus
(iii)
the Original Final Payment, plus
(iv)
the Prepayment Fee (if any), plus
(v)
all other sums, if any, that shall have become due and payable, including interest at the Default Rate, if applicable.

Each prepayment pursuant to this Section 2.2(d) shall be applied ratably to the Term Loans unless otherwise indicated herein.

(e)
Use of Proceeds. Borrowers shall use the proceeds of the Restatement Date Incremental Term Loans (i) to refinance the Existing Term Loans, any interest accrued thereon through the Restatement Date, including any PIK Amount (as defined in the Existing Credit Agreement), the fees due pursuant to the Last Out Fee Letter (as defined in the Existing Credit Agreement) and any other fees, expenses or other amounts due and payable pursuant to the Existing Credit Agreement and the other Loan Documents on the Restatement Date, and (ii) for working capital and other general corporate purposes, in each case, subject to Section 7.11.
(f)
Treatment of Existing Term Loans held by RGFC. Notwithstanding the foregoing, with respect to Existing Term Loans held by Runway Growth Finance Corp. (“RGFC”), a portion of the Existing Term Loans in principal amount equal to the Restatement Date Incremental Term Loan Commitment held by RGFC shall be deemed to remain outstanding from the date originally funded, and the terms thereof shall be deemed modified to have the terms of the Restatement Date Incremental Term Loans set forth herein. The foregoing shall not affect or reduce the fees due in respect of the Restatement Date Incremental Term Loans or the payment of the Restatement Date Final Payment
9.3
Payment of Interest.
(a)
Interest Rate. Subject to Section 2.3(b), the outstanding principal amount of each Restatement Date Incremental Term Loan shall accrue interest from and after its Funding Date, at the Applicable Rate, and Borrowers shall pay such interest in respect of such Restatement Date Incremental Term Loan monthly in arrears on each Payment Date commencing on the first Payment Date following such Funding Date. In addition, the outstanding principal amount of each Restatement Date Incremental Term Loan shall accrue interest from and after the Restatement Date at a per annum rate equal to the Applicable PIK Rate, which amount shall be paid-in-kind, by being added to the principal balance of the Restatement Date Incremental Term Loans (inclusive of any PIK Amount theretofore so added) on each Payment Date commencing on the first Payment Date following its Funding Date. On the Term Loan Maturity Date, any outstanding PIK Amount shall be due and payable without notice or demand. For the avoidance of doubt, it is hereby acknowledged and agreed that, except to the extent expressly provided to the contrary herein, any reference to the principal balance of the Term Loans or the Obligations shall be deemed to include the PIK Amount with respect thereto.
(b)
Default Rate. Upon the occurrence and during the continuance of an Event of Default, at the election of the Required Lenders, the Obligations shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrowers pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or Lenders.
(c)
Payment; Interest Computation. Interest is payable monthly in arrears on the Payment Date of the following month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 11:00 a.m. Eastern Time on any day may, at Agent’s discretion, be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Loan shall be included and the date of payment shall be excluded. Changes to the Applicable Rate based on changes to the Prime Rate shall be effective as of the Payment Date immediately following such change.
(d)
Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that a Borrower has actually paid to or for the benefit of Lenders an amount of interest in excess of the amount that would have been payable if all of the Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrowers shall be applied as follows: first, to the payment of principal outstanding in respect of the Loans; second, after all principal is repaid, to the payment of accrued interest; third, to the payment of Lender Expenses and any other Obligations; and fourth, after all Obligations are repaid, the excess (if any) shall be refunded to Borrowers or paid to whomsoever may be legally entitled thereto, provided that amounts payable to Lenders, shall be paid ratably.
9.4
Fees and Charges. Borrowers shall pay:
(a)
Restatement Date Incremental Closing Fee. To Agent for the benefit of Lenders in accordance with their Pro Rata Share of the Restatement Date Incremental Term Loans funded by each Lender, a closing fee in accordance with the Restatement Date Fee Letter.
(b)
Prepayment Fee. If any Term Loan is prepaid at any time, in whole or in part, pursuant to Section 2.2(c) or (d) or in connection with the replacement of any Non-Consenting Lender, Borrowers shall pay to Agent, for the benefit of all Lenders in accordance with their respective Pro Rata Share of the Term Loans prepaid, a prepayment fee (the “Prepayment Fee”) equal to an amount determined by multiplying the amount being prepaid (or required to be prepaid) by the following applicable percentage amount:

(i)
two percent (2.0%) through and including the second year anniversary of the Restatement Date; and
(ii)
one percent (1.0%) after the second year anniversary of the Restatement Date through and including the third year anniversary of the Restatement Date.

No Prepayment Fee shall apply to any prepayment of the Term Loans following the third year anniversary of the Restatement Date.

(c)
Restatement Date Final Payment. To Agent, the Restatement Date Final Payment, for the benefit of Lenders in accordance with their Pro Rata Share of the Restatement Date Incremental Term Loans, as and when due in accordance with Sections 2.2(b), (c) and (d).
(d)
Original Final Payment. To RGFC, the Original Final Payment on the earlier to occur of a prepayment pursuant to Section 2.2(c) or (d), or July 29, 2023.
(e)
Lender Expenses. With respect to Lender Expenses incurred through the Restatement Date, all Lender Expenses (including reasonable and documented attorneys’ fees and expenses for documentation and negotiation of this Agreement and the other Loan Documents) incurred through the Restatement Date shall be paid in accordance with the Restatement Date Commitment Letter and withheld from the funding of the Incremental Term Loans, and with respect to Lender Expenses incurred thereafter, shall be paid within two (2) Business Days after demand by Agent.
(f)
Fees Fully Earned. Unless otherwise expressly provided in this Agreement, the fees and charges specified in clauses (a) through (c) above are fully-earned as of the Restatement Date and due and payable on such date, and in no event shall any Borrower be entitled to any credit, rebate, refund, reduction, proration or repayment of any fees or charges earned by each Lender pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of a Lender’s obligation to make loans and advances hereunder and notwithstanding the required payment date for such fees or charges. Agent, on behalf of Lenders, may debit and deduct amounts owing by Borrowers under the clauses of this Section 2.4 pursuant to the terms of Section 2.5(c).
9.5
Payments; Application of Payments; Automatic Payment Authorization.
(a)
All payments to be made by Borrowers under any Loan Document, including payments of principal and interest and all fees, charges, expenses, indemnities and reimbursements, shall be made in immediately available funds in Dollars, without setoff, recoupment or counterclaim, before 11:00 a.m. Eastern Time on the date when due. Payments of principal and/or interest received after 11:00 a.m. Eastern Time may, at Agent’s discretion, be considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.
(b)
As long as no Event of Default has occurred and is continuing, any repayment of principal of the Loans and payments of interest shall be applied to amounts then due, unless specified herein, and any prepayment of principal of Loans shall be applied as follows:
(i)
first, to pay any Lender Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,
(ii)
second, to pay any fees then due to Agent under the Loan Documents until paid in full,
(iii)
third, ratably to pay any Lender Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,
(iv)
fourth, ratably to pay any fees then due to any of the Lenders under the Loan Documents until paid in full,

(v)
fifth, ratably, to pay interest accrued in respect of the Term Loans until paid in full,
(vi)
sixth, ratably to pay the outstanding principal balance of the Term Loans (inclusive of any PIK Amount) (in the inverse order of the maturity of the installments due thereunder) until the Term Loans are paid in full, and
(vii)
seventh, to pay any other Obligations owed to any Lender.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (b) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its Pro Rata Share of amounts available to be applied pursuant thereto for such category. Upon the acceleration of the principal amount of any of the Loans in accordance with Section 8.1, each Loan Party irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent or any Lender, and Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations to the extent not expressly provided for above. To the extent a Lender receives a payment that is in excess of its the amount it would be entitled to in accordance with the foregoing, it shall contribute to Agent and/or the other Lenders as needed to ensure that each Secured Party receives the appropriate amount.

(c)
Unless otherwise notified by Agent in writing, Agent, for itself or for the ratable benefit of Lenders, as applicable, may initiate debit entries to any Deposit Accounts as authorized on the Automatic Payment Authorization for principal and interest payments or any other amounts Borrowers owe Agent or Lenders when due. These debits shall not constitute a set-off. If the ACH payment arrangement is terminated for any reason, Borrowers shall make all payments due to Agent or Lenders at Agent’s address specified in Section 10, or as otherwise notified by Agent in writing.
(d)
At the direction of Agent and Lenders, Lenders may require regular payments of principal, interest and fees to be paid to each Lender directly (by debit entry to a Deposit Account as authorized on an Automatic Payment Authorization or by wire instructions as confirmed in writing by each Lender), provided that such direction shall be given not less than five (5) Business Days prior to any change in the method of payment, and provided further that such direction shall include a schedule of payments required to each Lender as of each Payment Date.
(e)
Loan Parties, Agent and each Lender hereby agree to the terms and conditions set forth on Schedule 3 with respect to withholding and related matters.
(f)
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Term Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Agent of such fact, and (ii) purchase (for cash at face value) participations in the Term Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans and other amounts owing them; provided that: (A) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (B) the provisions of this paragraph shall not be construed to apply to (1) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement as in effect on the Restatement Date or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
9.6
Promissory Notes. Borrowers agree that: (a) upon written notice by or on behalf of any Lender to Borrowers that a promissory note or other evidence of indebtedness is requested by such Lender to evidence the Loans and other Obligations owing or payable to, or to be made by, such Lender, Borrowers shall promptly (and in any event within three (3) Business Days of any such request) execute and deliver to such Lender an appropriate promissory note, in substantially the form attached hereto as Exhibit F, and (b) upon any Lender’s written request, and in any event within three (3) Business Days of any such request, Borrowers shall execute and deliver to such Lender new notes and/or divide the notes in exchange for then existing notes in such smaller amounts or denominations as such Lender shall specify in its sole and absolute discretion; provided, that the aggregate principal amount of such new notes shall not exceed the aggregate principal amount of the applicable Loans made by such Lender; provided, further, that such promissory notes that are to be replaced shall then be deemed no longer outstanding hereunder and replaced by such new notes and returned to Borrowers within a reasonable period of time after such Lender’s receipt of the replacement notes. Regardless whether or not any such promissory notes are issued, this Agreement shall evidence the Loans and other Obligations owing or payable by Borrowers to each Lender.
9.7
Incremental Facilities.
(a)
Borrower Representative may, by written notice to Agent at any time and from time to time prior to the fifth anniversary of the Restatement Date, seek new (or an increase to the existing) Commitments of up to $100,000,000 in a minimum amount of no less than $10,000,000 (an “Incremental Term Loan Commitment”); provided, that, on a pro forma basis after giving effect to the loans to be borrowed under the Incremental Term Loan Commitment (“Incremental Term Loans”) and the proposed use of proceeds thereof, the ARR Ratio will be less than or equal to 1.50x, calculated on a pro forma basis, and based on the most recent fiscal quarter for which financial statements are available.
(b)
Each such notice shall (i) be delivered at a time when no Default or Event of Default has occurred and is continuing or would result therefrom (and the effectiveness of the Incremental Term Loan Commitment shall be subject to no Default or Event of Default existing as of the time that such Incremental Term Loan Commitment becomes effective), and (ii) certify that the representations and warranties of Borrowers and the other Loan Parties set forth in the Loan Documents are true and correct in all material respects with the same effect as if then made (except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and further certifying that such Incremental Term Loans when borrowed will constitute “senior debt”.
(c)
Incremental Term Loans shall amortize on a schedule corresponding to the amortization schedule required of the existing Term Loans until the maturity date of such existing Term Loans.
(d)
To the extent that the initial “yield” (determined by taking into account applicable interest rate margins, floors, upfront fees and original issue discount paid, but excluding agency, arrangement, structuring and underwriting fees) on any Incremental Term Loans exceeds the initial “yield” (determined by taking into account applicable interest rate margins, including interest paid-in-kind, floors, upfront fees and original issue discount paid, but excluding agency, arrangement, structuring and underwriting fees) applicable to the Term Loans immediately before giving effect to such Incremental Term Loans, by more than 50 basis points, the applicable margin otherwise in effect for the Term Loans immediately before giving effect to such increase, shall be increased by the amount of such differential in excess of 50 basis points.
(e)
Other than with respect to pricing, margins, interest rate floors, fees and original issue discount and maturity date (which may be later but not before), the terms and provisions of any Incremental Term Loans shall be substantially identical to the Term Loans existing immediately prior to giving effect to any such Incremental Term Loan. Any Incremental Term Loans (i) shall rank pari passu in right of payment and pari passu or junior in right of security with the Term Loans outstanding immediately prior to giving effect to such Incremental Term Loans, or shall be unsecured, (ii) shall not be secured by any asset of Holdings or any of its Subsidiaries that is not also collateral securing the existing Term Loans, (iii) shall not be guaranteed by any person other than a Loan Party with respect to the existing Term Loans, (iv) if required by Agent or Required Lenders, shall be subject to an intercreditor agreement the terms of which are reasonably satisfactory to Required Lenders, so long as the Required Lenders’ approval is not unreasonably withheld, and (v) shall not be entitled to voluntary or mandatory prepayments except on a pari passu basis with then existing Term Loans.
(f)
It is agreed and understood that each Lender shall have the right to participate in its pro rata share of any requested Incremental Term Loan Commitment, provided, that no Lender shall be obligated to participate in any such Incremental Term Loan Commitment. If any existing Lender elects not to provide the requested Incremental Term Loan Commitment pursuant to an exercise of their respective ratable participation rights, then (i)

the addition of any Incremental Term Loan Commitment to the Credit Agreement shall require approval of Required Lenders, (ii) to the extent the Incremental Term Loan Commitment is so approved, Atalaya shall have the right of first refusal to participate on a greater than pro rata basis in any portion of such Incremental Term Loan Commitment as to which existing Lenders did not exercise ratable participation rights, and (iii) to the extent any lenders that are not existing Lenders under the Credit Agreement propose to participate in such Incremental Term Loan Commitment, any such lenders shall be reasonably acceptable to Agent and Required Lenders (such consent not to be unreasonably withheld, conditioned or delayed).
(g)
Proceeds of the Incremental Term Loans will be used for working capital and other general corporate purposes, to the extent not prohibited by the Loan Documents, provided that the Incremental Term Loans shall not be used to refinance any then-outstanding Term Loans.
10.
CONDITIONS OF LOANS
10.1
Conditions Precedent to Restatement Date Incremental Term Loans. The effectiveness of the Restatement Agreement and each Lender’s agreement to make the Restatement Date Incremental Term Loans, are subject solely to the following conditions precedent:
(a)
Subject to the second to last paragraph of this Section, the Loan Documents as set forth on Schedule 2, Part A, duly executed by the parties thereto;
(b)
the Restatement Date Refinancing shall have been consummated, or shall be consummated substantially simultaneously with the borrowing of the Restatement Date Incremental Term Loans;
(c)
the Restatement Date Equity Contribution shall have been made substantially simultaneously with the borrowing of the Restatement Date Incremental Term Loans resulting in the Minimum Liquidity Condition being satisfied and Agent shall have received a detailed accounting of sources and uses confirming the same;
(d)
the Agent shall have received an officer’s certificate from the Borrower Representative certifying that the conditions to the Restatement Date Merger set forth in the Restatement Date Merger Agreement (without giving effect to any modifications, consents, amendments or waivers thereto by Parent that in each case are materially adverse to the interests of the Initial Lenders, unless the Initial Lenders shall have provided written consent thereto, in each case, other than such conditions that by their nature are to be satisfied upon the closing of such transaction, have been satisfied or waived or are expected to be satisfied and waived on the Restatement Date or one business day thereafter (and in case of any waiver of such conditions, which waiver thereof is not materially adverse to the interest of the Initial Lenders or has been approved by the Initial Lenders);
(e)
Holdings shall have received a combination of proceeds from the Trust Account and the Backstop Agreement in an amount that satisfies the Trust/Backstop Condition substantially simultaneously with the borrowing of the Restatement Date Incremental Term Loans;
(f)
Initial Lenders shall have received (i) at least three (3) business days before the Restatement Date all documentation and other information about Borrowers and Guarantors that shall have been reasonably requested by the Agent in writing at least ten (10) calendar days prior to the Restatement Date and that Initial Lenders reasonably determine is required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and (ii) at least three (3) business days prior to the Restatement Date, a Beneficial Ownership Certification with respect to any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation;
(g)
Agent shall have received the good standing certificates in the jurisdiction of organization of each Loan Party (other than a UK Loan Party);
(h)
all fees required to be paid pursuant to the Restatement Date Fee Letter and the reasonable and out of pocket expenses required to be paid on the Restatement Date pursuant to the Restatement Date Commitment Letter, to the extent invoiced (in the case of expenses) at least three (3) business days prior to the Restatement Date

(except as otherwise agreed to by the Borrowers), shall, substantially simultaneously with the borrowing of the Restatement Date Incremental Term Loans, have been paid (which amounts may, at the Borrowers’ option, be offset against the proceeds of the substantially simultaneously with the borrowing of the Restatement Date Incremental Term Loans);
(i)
the Specified Merger Agreement Representations shall be true and correct to the extent required by the definition thereof, and the Specified Representations shall be true and correct in all material respects (or if qualified by materiality, in all respects) (to the extent expressly made as of an earlier date, as of such earlier date);
(j)
from the date of the Restatement Date Merger Agreement, there shall not have occurred a Company Material Adverse Effect (as defined in the Restatement Date Merger Agreement as in effect on the Commitment Date);
(k)
Agent shall have received, to the extent the Parent has received the same under the Restatement Date Merger Agreement, (i) the Annual Financial Statements (as defined in the Restatement Date Merger Agreement) and (ii) the Interim Financial Statements (as defined in the Restatement Date Merger Agreement) and (iii) a pro forma consolidated balance sheet as of March 31, 2022 and a related consolidated statement of income for Holdings as of and for the fiscal quarter period ended on or about March 31, 2022 and a consolidated statement of income for Holdings as of December 31, 2021 for the four fiscal quarter period ended December 31, 2021, prepared in good faith after giving effect to the Restatement Date Transactions as if the Restatement Date Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income);
(l)
Agent shall have received a solvency certificate of Parent’s chief financial officer (certifying that, after giving effect to the Transactions, Holdings and its subsidiaries on a consolidated basis are solvent) in substantially the form of Annex I attached to this Exhibit C to the Restatement Date Commitment Letter;
(m)
Agent shall have received, subject in all respects to the second to last paragraph of this Section, the original stock certificates representing any Shares, if any, together with a stock power or other appropriate instrument of transfer, duly executed by the holder of record of such Shares and in blank, to the extent not previously delivered or contemplated to be delivered following the Restatement Date as set forth on Schedule 2, Part B; and
(n)
Agent shall have received, a legal opinion of counsel to Loan Parties, addressed to the Agent and the Lenders, addressing matters reasonably requested by the Agent.

Notwithstanding the foregoing or any other provision in any Loan Documents to the contrary, to the extent a security interest in any Collateral is not or cannot be provided and/or perfected on the Restatement Date (the security interest in respect of which cannot be perfected by means of the filing of a UCC financing statement) and required to be pledged pursuant to the terms of the Loan Documents and is not able to be provided on the Closing Date after Borrowers’ use of commercially reasonable efforts to do so without undue burden or expense the perfection of such security interest in such Collateral will not constitute a condition precedent to the availability of the Loans on the Restatement Date, but a security interest in such Collateral will be required to be created and/or perfected within ninety (90) days after the Restatement Date.

Without limiting the generality of the provisions of the last paragraph of Section 11.01, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement or funded Loans hereunder shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 4.01 to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

10.2
Conditions Precedent to all Loans after the Restatement Date. Each Lender’s obligation to make the Loans contemplated to be funded after the Restatement Date are subject only to the following conditions precedent:

(a)
the representations and warranties in this Agreement and the other Loan Documents shall be true, accurate, and complete in all material respects on the Funding Date of each Loan; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and
(b)
no Default or Event of Default shall have occurred and be continuing or result from the Loan.
10.3
Covenant to Deliver after the Restatement Date.
(a)
After the Restatement Date, Borrowers agree to deliver to Agent each item required to be delivered to Agent under this Agreement as a condition precedent to any Loan. After the Restatement Date, Borrowers expressly agree that a Loan made prior to the receipt by Agent of any such item shall not constitute a waiver by Agent of a Borrower’s obligation to deliver such item, and the making of any Loan in the absence of a required item shall be in Agent’s sole discretion.
(b)
After the Restatement Date, Borrowers agree to deliver the items set forth on Schedule 2 hereto within the timeframe set forth therein (or by such other date as Agent may approve in writing), in each case, in form and substance reasonably acceptable to Agent.
10.4
Procedures for Borrowing. To obtain a Loan (other than any Loan made on the Restatement Date), Borrower Representative shall deliver a completed written request to Agent (which may be delivered by email) no later than 3:00 p.m. Eastern Time, ten (10) Business Days prior to the date such Loan is requested to be made (whereupon Agent shall promptly notify all affected Lenders). On the Funding Date, each applicable Lender shall fund the applicable Loan made after the Restatement Date in the manner requested, provided that each of the conditions precedent to such Loan is satisfied.
11.
[RESERVED]
12.
REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants as follows on the Closing Date (and on each other date expressly provided for in this Agreement or any other Loan Document), provided that on the Restatement Date, each Loan Party represents and warrants only that the Specified Merger Agreement Representations are true and correct to the extent required by the definition thereof and the Specified Representations are true and correct in all material respects (or if qualified by materiality, in all respects, and to the extent expressly made as of an earlier date, as of such earlier date):

12.1
Due Organization, Authorization; Power and Authority.
(a)
Each Loan Party and each of its Subsidiaries are duly existing and in good standing as a Registered Organization in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any other jurisdiction in which the conduct of their respective business or ownership of property require that they be qualified except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect. In connection with this Agreement, Borrower Representative has delivered to Agent a completed certificate signed by Borrower Representative entitled “Perfection Certificate”. Except to the extent Borrower Representative has provided notice of a legal name change to Agent in accordance with Section 7.2, (i) the exact legal name of each Loan Party that is organized in the United States is that indicated on the Perfection Certificate and, to the extent a Loan Party on the date hereof, on the signature page hereof; (ii) each Loan Party that is organized in the United States is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth the organizational identification number of each Loan Party that is organized in the United States or accurately states that such Loan Party has none; (iv) the Perfection Certificate accurately sets forth all domestic locations owned or leased by a Loan Party organized in the United States, or at which property of a Loan Party organized in the United States is held by a bailee, and indicates the purpose and use of such location; (v) except as set forth in the Perfection Certificate, each Loan Party (and each of its predecessors) organized in the United States has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to each Loan Party organized in the United States and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that each Loan Party may from time to time update certain information in the Perfection Certificate after the Closing Date to the extent permitted by one or more specific provisions in this Agreement).
(b)
The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized, executed and delivered and do not (i) conflict with such Loan Party’s Operating Documents or require any approval of any holder of Equity Interests of a Loan Party other than consents or approvals that have been obtained and that are still in force and effect, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except (A) the registration of the UK Collateral Documents with the United Kingdom’s registrar of companies (“Companies House”), other filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Agent and other approvals, consents, exemptions, authorizations, actions, notices or filings described in the Security Agreement, , and (B) such Governmental Approvals which have already been obtained and are in full force and effect), (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which such Loan Party is bound or (vi) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens. No Loan Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Effect.
12.2
Collateral. Each Loan Party has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.
12.3
Accounts; Material Agreements. The Accounts are bona fide existing obligations. The property or services giving rise to such Accounts have been delivered or rendered. No Loan Party has received any notice of actual or imminent insolvency of an Account Debtor that owes payment with respect to any material Account. The material licenses and agreements to which any Loan Party or any of its Subsidiaries is a party are in full force and effect and no Loan Party is in material breach with respect thereto.
12.4
Litigation and Proceedings. Except as set forth in the Perfection Certificate or as disclosed in writing pursuant to Section 6.2, there are no actions, suits, litigations or proceedings, at law or in equity, pending, or, to the knowledge of any Responsible Officer, threatened in writing, against any Loan Party or any of its Subsidiaries in which any adverse decision (i) could reasonably expected to result in damages or costs in excess of Four Million Dollars ($4,000,000) or (ii) has had or could reasonably be expected to have a Material Adverse Effect.
12.5
Financial Statements; Financial Condition. All consolidated financial statements for the Loan Parties and each of their Subsidiaries delivered to Agent fairly present in all material respects the consolidated financial condition and results of operations of the Loan Parties and each of their Subsidiaries as of the respective dates and for the respective periods then ended, and there are no material liabilities (including any contingent liabilities) which are not reflected in such financial statements. There has not been any material deterioration in the consolidated financial condition of the Loan Parties and their respective Subsidiaries or the Collateral since the date of the most recent financial statements submitted to Agent.
12.6
Solvency.
(a)
The Loan Parties, taken as a whole, are Solvent.
(b)
No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

12.7
Consents; Approvals. Each Loan Party and each of its Subsidiaries have obtained all third party consents, approvals, waivers, made all declarations or filings with, given all notices to, and obtained all consents, licenses, permits or other approvals from all Governmental Authorities that are necessary (i) to enter into the Loan Documents and consummate the transactions contemplated thereby, and (ii) to continue their respective businesses as currently conducted, except (with respect to this clause (ii)) where failure to do so could not reasonably be expected to result in a Material Adverse Effect.
12.8
Subsidiaries; Investments. No Loan Party has any Subsidiaries, except as noted on the Perfection Certificate or as disclosed to Agent pursuant to Section 6.11 below. No Loan Party owns any stock, partnership, or other ownership interest or other Equity Interests except for Permitted Investments.
12.9
Tax Returns and Payments. Except as provided in Schedule 5.9, each Loan Party and each of its Subsidiaries have timely filed all material required tax returns and reports (or appropriate extensions therefor), and such Loan Party and each of its Subsidiaries has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Loan Party or such Subsidiary, as applicable, except to the extent (i) such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (ii) such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Two Hundred Thousand Dollars ($200,000). No Loan Party is aware of any claims or adjustments proposed for any prior tax years of any Loan Party or any of its Subsidiaries which could result in a material amount of additional taxes becoming due and payable by a Loan Party or any of its Subsidiaries.
12.10
Shares. Such Loan Party has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit such Loan Party from pledging the Shares pursuant to this Agreement. There are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non‑assessable. The Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and such Loan Party knows of no reasonable grounds for the institution of any such proceedings.
12.11
Compliance with Laws.
(a)
No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
(b)
No Loan Party or Subsidiary of Loan Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940 as amended.
(c)
No Loan Party or Subsidiary of a Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). None of the proceeds of the Loans or other extensions of credit under this Agreement have been (or will be) used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.
(d)
No Loan Party has taken or permitted to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board. No Loan Party or any of its Subsidiaries is in violation of any Sanctions. Neither the making of the Loans hereunder nor Borrowers’ use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee or Affiliate of such Loan Party or such Subsidiary (a) is, or will become, a Sanctioned Person or a Sanctioned Entity, (b) has, or will have, any assets located in Sanctioned Entities, or (c) derives, or will derive, revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. No proceeds of any Loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender or other individual or entity participating in any transaction).
(e)
Each Loan Party and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act. No part of the proceeds from the Loans made hereunder has been (or will be) used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(f)
No Reportable Event or Prohibited Transaction, as defined in ERISA has occurred or is reasonably expected to occur, and no Loan Party has failed to meet the minimum funding requirements of ERISA or, in the case of a UK Loan Party, failed to comply with its auto-enrolment obligations under the Pensions Act 2008. No Loan Party has violated any applicable environmental laws in any material respect, maintains any properties or assets which have been designated in any manner pursuant to any environmental protection statute as a hazardous materials disposal site, or has received any notice, summons, citation or directive from the Environmental Protection Agency or any other similar Governmental Authority.
12.12
Holdings, Parent and Intermediate Parent as Holding Company. Each of Holdings, Parent and Intermediate Parent is a holding company and does not have any material liabilities (other than taxes, liabilities arising under the Loan Documents, the Restatement Date Merger Agreement and certain Subordinated Debt), own any material assets (other than the Equity Interests of Parent, Intermediate Parent, Borrowers and their respective Subsidiaries, as applicable) or engage in any operations or business (other than (i) the maintenance of its legal existence, the ownership of Equity Interests of Parent, Intermediate Parent, Borrowers and their respective Subsidiaries, as applicable, (ii) the rights and obligations under the Loan Documents, the Restatement Date Merger Agreement and certain Subordinated Debt, (iii) participating in tax, accounting and other administrative matters as a member of a consolidated group with Holdings, Parent, Intermediate Parent, Borrowers and their respective Subsidiaries, (iv) the granting of nonconsensual liens by operation of law, (v) the receipt and making of distributions and dividends permitted pursuant to Section 7.7 and the entry into affiliate transactions permitted by Section 7.8, (vi) establishing and maintaining bank accounts in the Ordinary Course of Business and in compliance with the terms of the Loan Documents; (vii) entering into and satisfying its obligations under employment agreements, stock option and stock ownership plans and other customary arrangements with officers, consultants, investment bankers, attorneys, advisors, employees and directors and performing the activities contemplated thereby, in each case, in the Ordinary Course of Business; (viii) the providing of customary indemnification to officers, consultants, managers and directors otherwise permitted hereunder; (ix) holding directors’ and shareholders’ meetings and preparing corporate and similar records; (x) issuing Equity Interests (other than Disqualified Equity Interests) and making capital contributions to Parent or Intermediate Parent with the net proceeds thereof; (xi) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to the holders of its Equity Interests, including as required in accordance with applicable securities laws or to comply with listing requirements of applicable securities exchanges; (xii) maintaining a corporate office and activities related thereto; (xiii) entering into note purchase and subordination agreements with respect to, and issuing and satisfying its obligations in respect of, certain Subordinated Debt, subject to the terms of any applicable subordination agreement (or prior to entering into any such subordination agreement, any applicable terms of subordination); and (xiv) activities incidental to the business or activities described in the foregoing clauses (i) through (xiii).).

12.13
Full Disclosure. No written representation, warranty or other statement of a Loan Party or any of its Subsidiaries in any certificate or written statement by or on behalf of a Loan Party or any of its Subsidiaries in connection with this Agreement, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading when taken as a whole in light of the circumstances under which they were made (it being recognized that the projections and forecasts provided by any Loan Party in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
12.14
Binding Obligations; Perfect Liens.
(a)
Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by the Legal Reservations, equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
(b)
Agent’s Liens are validly created, perfected (other than (i) in respect of motor vehicles that are subject to a certificate of title, (ii) money, (iii) letter-of-credit rights (other than supporting obligations), (iv) commercial tort claims (other than those that, by the terms of the Security Agreement or any UK Collateral Documents, are required to be perfected), and (v) any Deposit Accounts, Securities Accounts or other bank account not subject to an Account Control Agreement as permitted by the Security Agreement or otherwise secured under a UK Collateral Document, and subject only to the filing of financing statements, and the recordation of the Intellectual Property Security Agreement, in each case, in the appropriate filing offices), and first priority Liens, subject only to Permitted Liens.
12.15
No Material Adverse Effect. All historical financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by Borrowers to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Since December 31, 2019, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect.
12.16
Indebtedness. As of the Restatement Date, set forth on Schedule 5.16 to this Agreement is a true and complete list of all Indebtedness for borrowed money of each Loan Party and each of its Subsidiaries outstanding immediately prior to the Restatement Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Restatement Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Restatement Date.
12.17
UK Pensions. No UK Loan Party (i) is or has at any time been an employer (for the purposes of sections 38 to 51 of the UK Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the UK Pension Schemes Act 1993); and (ii) is or has at any time been "connected" with or an "associate" of (as those terms are used in sections 38 and 43 of the UK Pensions Act 2004) such an employer.
13.
AFFIRMATIVE COVENANTS

Each Loan Party shall, and shall cause each of its Subsidiaries to, do all of the following:

13.1
Government Compliance. Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect; comply, and cause each Subsidiary to comply, with all laws, ordinances and regulations to which it is subject except where a failure to do so could not reasonably be expected to have a Material Adverse Effect; obtain all of the Governmental Approvals required in connection with such Loan Party’s business and comply with all terms and conditions with respect to such Governmental Approvals except where the failure to so obtain or comply with such Governmental Approvals could not reasonably be expected to have a Material Adverse Effect; and obtain all Governmental Approvals required for the performance by each Loan Party of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Agent in accordance therewith, and comply with all terms and conditions with respect to such Governmental Approvals.
13.2
Financial Statements, Reports, Certificates. Provide Agent with the following:
(a)
Monthly Financial Statements. Within thirty (30) days after the last day of each month (other than the last month of a fiscal quarter), a company prepared consolidated balance sheet, income statement and statement of cash flows covering Holdings and its Subsidiaries’ operations for such month, in form reasonably acceptable to Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments.
(b)
Quarterly Financial Statements. Within forty-five (45) days (or such later date as the same may be required to be filed with the SEC) after the last day of each fiscal quarter, a company prepared consolidated balance sheet, income statement and statement of cash flows covering Holdings and its Subsidiaries’ operations for such fiscal quarter, in form acceptable to Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments, and a report showing, for each Excluded Subsidiary (x) cash and other assets held by such Excluded Subsidiary as of the last day of such fiscal quarter, and (y) revenue recognized by each Excluded Subsidiary for such fiscal quarter.
(c)
ARR and KPI Reporting. Together with the monthly financial statements and the quarterly financial statements, a report with respect to ARR and other key performance indicators, in substantially the form as the report delivered to Agent as of the Restatement Date or such other form as may from time to time be approved by Required Lenders in their reasonable good faith business judgment.
(d)
Compliance Certificate. Within thirty (30) days after the last day of each month and together with the monthly financial statements (or within 45 days after the last day of each fiscal quarter and together with the quarterly financial statements), a duly completed Compliance Certificate signed by a Responsible Officer.
(e)
Annual Operating Budget and Financial Projections. Within sixty (60) days after the end of each fiscal year of Holdings (and promptly within five (5) Business Days of any material modification thereto), an operating budget and projections, on a consolidated basis (including income statements, balance sheets and cash flow statements, by fiscal quarter) for the following 12-month period, together with any related business forecasts used in the preparation thereof, any projected changes in financial position and projected income, along with a description of the underlying assumptions applicable to such projections.
(f)
Annual Audited Financial Statements. As soon as available, but no later than 90 days after the last day of Holdings’ fiscal year (or such later date as the same may be required to be filed with the SEC), audited consolidated financial statements prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Agent (except to the extent a qualification or exception is included in an opinion delivered with regard to the fiscal year ending within the final twelve (12) months during the term of this Agreement and is due to the scheduled maturity date of the Loans), together with any management letter with respect thereto. The term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified, and (ii) does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit.
(g)
Other Statements. Within five (5) days of delivery, copies of all statements, reports and notices generally made available to any holders of Subordinated Debt.
(h)
SEC Filings. Within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Parent with the Securities and Exchange Commission, provided that the same shall be deemed to have been delivered upon Borrower Representative providing a link thereto (including by email) to Agent.
(i)
Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against any Loan Party or any of its Subsidiaries that could reasonably be expected to result in damages or costs to any Loan Party or any of its Subsidiaries, individually or in the aggregate for all related proceedings, of at least Four Million Dollars ($4,000,000) or would reasonably be expected to result in a Material Adverse Effect, or of any Loan Party or any of its Subsidiaries taking or threatening legal action against any third person with respect to a material claim which would reasonably be expected to result in costs or liabilities to Loan Parties or any Subsidiary individually or in the aggregate for all related proceedings, of at least Four Million Dollars ($4,000,000) or would reasonably be expected to result in a Material Adverse Effect; and with respect to any pending action or threatened action, a prompt report of any material development with respect thereto.
(j)
Board Materials. Within ten (10) Business Days after delivery to Board members (or, as applicable, the members of any committee or subcommittee of the Board), but in any event at least one (1) Business Day prior to the applicable meeting, copies of all materials that Holdings provides to Board members (or committee or subcommittee members) in connection with meetings of the Board or of any committee or subcommittee of the Board, including any reports with respect to Borrowers’ operations or performance, and promptly after such meeting, minutes of such meetings; provided, however, the foregoing may be subject to such exclusions and redactions as necessary in order to (A) preserve the confidentiality of trade secrets or other highly confidential information, (B) prevent impairment of the attorney client privilege with respect to pending or threatened litigation, or (C) prevent a conflict of interest; provided, further, that the Lenders and Agent agree to hold in confidence all information so provided and to maintain confidentiality thereof in the same manner as would be required of a fiduciary;
(k)
Intellectual Property Report. Together with the Compliance Certificate delivered at the end of each calendar quarter, a report in form reasonably acceptable to Agent, listing any applications or registrations that any Loan Party or any of its Subsidiaries has made or filed in respect of any Patents, Copyrights (other than Copyrights with respect to periodic publications and articles published in the Ordinary Course of Business) or Trademarks with the United States Patent and Trademark Office or the United States Copyright Office and the status of any outstanding applications or registrations since the last since report delivered to Agent;
(l)
Other Reports and Information. Together with the monthly financial reports, reports as to the following, in form acceptable to Agent: accounts receivable and accounts payable aging, and, from time to time, any other information related to the financial or business condition of any Loan Party as and when reasonably requested by Agent.
(m)
Bank Account Statements. At the end of each month, a copy of each account statement, with transaction detail, for each Deposit Account or Securities Account of a Loan Party or any of its Subsidiaries, or within 3 days, upon Agent’s request, evidence satisfactory to Agent of the balance maintained in any such Deposit Account or Securities Account.
(n)
Equity Financing Documents. Together with the next Compliance Certificate due after the consummation of any equity financing transaction, a copy of the documents entered into in connection with such financing.
(o)
Evidence of Insurance Renewal. Annually, prior to the expiration of Loan Parties’ then-current liability and casualty property insurance policies as required in accordance with Section 6.5, updated insurance certificates confirming required coverage and endorsements.
(p)
Defaults. Promptly, but in any event within five (5) days after a Responsible Officer of a Loan Party has knowledge of any event or condition that constitutes a Default or an Event of Default, notice of such event or condition and a statement of the curative action that the applicable Loan Party proposes to take with respect thereto.

Agent may require Loan Parties to provide any required reports, notices and certificates through various electronic means, including Agent’s portfolio monitoring online portal, and shall promptly provide copies of such reporting to each Lender. At the written direction of Agent and Lenders, Lenders may require reporting and notices pursuant to this Section 6.2 to each Lender directly until further notice. In addition, at the written direction of any Lender, such Lender may suspend delivery of any reporting and notices pursuant to this Section 6.2, until further notice, whereupon Loan Parties shall cease to provide such reporting to such Lender until otherwise notified; provided further that if such request is made by the Lender which is also acting as Agent, then Loan Parties shall instead provide the foregoing reporting directly to the other Lenders that did not request to suspend reporting until otherwise notified.

Notwithstanding the foregoing, the information required to be delivered pursuant to Section 6.2(b), (c) or (h) shall be deemed to have been delivered on the date on which (i) such information has been posted on the Internet at www.sec.gov or such other website previously notified by the Borrowers to the Agent to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent), and (ii) a link thereto shall have been delivered to Agent (including by email).

13.3
Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects, except for ordinary wear and tear, casualty event or as permitted to be disposed pursuant to the terms of this Agreement. Returns and allowances between a Loan Party and its Account Debtors shall follow such Loan Party’s customary practices as they exist at the Closing Date. Borrower Representative shall promptly notify Agent of all returns, recoveries, disputes and claims with respect to Inventory that involve more than One Million Dollars ($1,000,000).
13.4
Taxes; Pensions. Timely file, and cause each of its Subsidiaries to timely file, all required tax returns and material reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, and all other material assessments, deposits and contributions owed by such Loan Party and each of its Subsidiaries, except for (i) deferred payment of any taxes contested pursuant to the terms of Section 5.9, (ii) items set forth in Schedule 5.9, and (iii) taxes, assessments, deposits and contributions in an aggregate amount not to exceed Two Hundred Thousand Dollars ($200,000) at any time; and shall deliver to Agent, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.
13.5
Insurance.
(a)
Keep, and cause each Subsidiary to keep, its business and the Collateral insured for risks and in amounts customary for companies of a similar size, engaged in similar businesses and owning similar properties. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of any Loan Party.
(b)
All property policies shall have a lender’s loss payable endorsement showing Agent as lender loss payable, all liability policies shall show, or have endorsements showing, Agent as an additional insured, in each case, in form satisfactory to Agent and as set forth on Exhibit D.
(c)
After the occurrence and during the continuance of an Event of Default, all proceeds of any casualty policy shall, at the option of Agent, be payable to Agent on account of the Obligations.
(d)
At Agent’s request, Borrower Representative shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Agent, that it will give Agent thirty (30) days prior written notice before any such policy or policies shall be canceled (or ten (10) days’ notice for cancellation for non-payment of premiums).
(e)
If any Loan Party fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Agent deems prudent.

13.6
Deposit and Securities Accounts.
(a)
Maintain Collateral Accounts only at the banks and other financial institutions identified in the Perfection Certificate or as disclosed pursuant to a notice timely delivered pursuant to subsection (b) below. Borrowers shall further maintain an ACH payment structure in favor of Agent, satisfactory to Agent.
(b)
Subject to the grace periods described in Section 7(c) of the Security Agreement, for each Collateral Account that any Loan Party at any time maintains in the United States (a “Domestic Collateral Account”), Loan Parties shall cause the applicable bank, broker or financial institution at or with which any such Domestic Collateral Account is maintained to execute and deliver an Account Control Agreement or other appropriate instrument with respect to such Domestic Collateral Account to perfect Agent’s Lien in such Domestic Collateral Account in accordance with the terms hereunder which Account Control Agreement may not be terminated without the prior written consent of Agent, provided that, no Account Control Agreements shall be required with respect to Excluded Accounts.
13.7
Intellectual Property.
(a)
Protect, defend and maintain the validity and enforceability of its Material IP. Promptly advise Agent in writing of infringements or any other similar event that could reasonably be expected to result in a Material Adverse Effect. Not suffer any claim of infringement with respect to its Material IP unless (i) such claim is dismissed within thirty days from initiation thereof, (ii) such claim is contested in good faith and by appropriate proceedings and adequate reserves have been taken or (iii) Loan Parties have demonstrated to Agent’s reasonable satisfaction that such proceedings are without merit and except where failure to do so would not reasonably result in a Material Adverse Effect. Not allow any Material IP to be abandoned, forfeited or dedicated to the public without Agent’s written consent.
(b)
If any Loan Party (i) obtains any Patent, registered Trademark, registered Copyright (other than Copyrights with respect to periodic publications and articles published in the Ordinary Course of Business) with the United States Patent and Trademark Office or the United States Copyright Office, or any pending application for any of the foregoing, whether as owner or exclusive licensee, or (ii) applies for any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, then Borrower Representative shall provide written notice thereof to Agent in the time frames set forth in the Security Agreement and shall execute such intellectual property security agreements and other documents and take such other actions as Agent may request to perfect and maintain a first priority perfected security interest in favor of Agent in such property; provided, for the avoidance of doubt, no action will be required to be made in any jurisdiction outside of the United States.
(b)
Provide written notice to Agent within ten (10) days of any Loan Party entering or becoming bound by any Restricted License (other than off the shelf software and services that are commercially available to the public). Each Loan Party shall, and shall cause each other Subsidiary to, take such steps as Agent requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) such Restricted License to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s right and remedies under this Agreement and the other Loan Documents.
13.8
Litigation Cooperation. From the Closing Date and continuing through the termination of this Agreement, make available to Agent and Lenders, without expense to Agent or Lenders, each Loan Party and its officers, employees and agents and each Loan Party’s books and records (excluding such information subject to confidentiality provisions binding on such Loan Party or attorney-client or similar privilege of such Loan Party), to the extent that Agent or any Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent or any Lender with respect to any Collateral or relating to such Loan Party.
13.9
Access to Collateral; Books and Records. Allow Agent, or its agents, upon reasonable prior written notice and during regular business hours of the Loan Parties, to inspect the Collateral and audit and copy such Loan

Party’s Books in accordance with Section 6.13. Such inspections or audits shall be conducted no more often than once every six (6) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Agent shall determine is necessary. No more than one such inspection or audit in any twelve (12) month period shall be at Borrowers’ expense, provided that the foregoing limitation on frequency of audits shall cease to apply when an Event of Default is continuing.
13.10
Financial Covenants.
(a)
Liquidity. Maintain at all times unrestricted cash and Cash Equivalents in a Deposit Account or Securities Account subject to a first priority perfected lien in favor of Agent or other bank account otherwise secured under a UK Collateral Document in an amount not less than $15,000,000, provided that compliance shall be required to be certified monthly upon delivery of the Compliance Certificate.
(b)
Minimum Adjusted EBITDA. Achieve minimum Adjusted EBITDA for the periods set forth in Schedule 6.10(B) of at least the amount set forth opposite such periods therein, tested on the last day of each fiscal quarter, provided that with respect to periods for which required EBITDA is a negative number, Adjusted EBITDA losses shall not exceed such amount.
(c)
Minimum ARR. Achieve ARR in an amount not less than the amount set forth on Schedule 6.10(C) hereto, tested on the last day of each fiscal quarter.
(d)
Maximum Capitalized Expenditures. Not permit Capitalized Expenditures for any measurement period specified in Schedule 6.10(D) to exceed the amount set forth opposite such period therein, tested on the last day of each fiscal quarter.
13.11
Joinder of Subsidiaries.
(a)
Upon the formation or acquisition of any direct or indirect Subsidiary by a Loan Party or any of its Subsidiaries after the Restatement Date, or at any time upon Agent’s request with respect to any Subsidiary whether existing as of the Restatement Date or thereafter created or acquired: (i) promptly, and in any event within ten (10) days of creation, acquisition or request, as applicable (or such longer period as agreed by Agent in its sole discretion), provide written notice of such new Subsidiary to Agent, (ii) to the extent such Subsidiary is required to be joined as a Loan Party in accordance with Section 6.11(b), promptly, and in any event within thirty (30) days of formation or creation (or such longer period as agreed by Agent in its sole discretion): (A) take all such action as may be reasonably required by Agent to cause the applicable Subsidiary to either: (x) provide to Agent a joinder to this Agreement pursuant to which such Subsidiary becomes a Borrower hereunder, or (y) guarantee the Obligations of Borrowers under the Loan Documents, and (B) grant a security interest in and to the collateral of such Subsidiary (substantially consistent with the scope of the collateral security pursuant to the Security Agreement), in each case together with such Account Control Agreements and other documents, instruments and agreements reasonably requested by Agent, all in form and substance satisfactory to Agent (including being sufficient to grant Agent a first priority Lien, subject to Permitted Liens) in and to the assets of such Subsidiary and (iii) to pledge the Equity Interests in such Subsidiary to the extent required under the Loan Documents, provided that the foregoing shall not operate to require Foreign Subsidiaries to be joined as Loan Parties unless a joinder is required by Section 6.11(b). Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Loan Document.
(b)
Loan Parties shall not permit Excluded Subsidiaries, in the aggregate to (i) maintain cash and other assets with an aggregate value for all such Subsidiaries in excess of 15% of consolidated assets of Holdings and its Subsidiaries, tested on the last day of each fiscal quarter, (ii) achieve revenue in excess of 15% of consolidated revenue of Holdings and its Subsidiaries, tested quarterly, for the twelve (12) month period then ended, or (iii) own any Intellectual Property which is Material IP, without, in each case, causing one or more of such Subsidiaries as determined by Agent and Required Lenders in consultation with Borrower Representative, to become a Loan Party and grant security as set forth in Section 6.11(a), so as to restore compliance with the foregoing limitations; provided that, subject to compliance with Section 7.13, in no event shall any Subsidiary be required to become a Loan Party and grant security if Required Lenders determine, following consultation in good faith with Borrower Representative, that such joinder and grant would result in a materially adverse tax consequence to the Loan Parties and their Subsidiaries as a whole.

13.12
Property Locations.
(a)
Provide to Agent at least ten (10) days’ prior written notice before adding any new offices or business or Collateral locations in the United States, including warehouses (unless such new offices or business or Collateral locations qualify as Excluded Locations).
(b)
With respect to any property or assets of a Loan Party located in the United States with a third party having a book value of greater than $250,000, including a bailee, datacenter or warehouse (other than Excluded Locations), Loan Parties shall use commercially reasonable efforts to cause such third party (which commercially reasonable efforts shall not include the payment of consideration or the modification of contractual terms adverse to any such Loan Party) to execute and deliver a Collateral Access Agreement for such location, including an acknowledgment from each of the third parties that it is holding or will hold such property for Agent’s benefit.
(c)
With respect to any property or assets of a Loan Party located on leased premises in the United States (other than Excluded Locations), Loan Parties shall use commercially reasonable efforts to cause such third party (which commercially reasonable efforts shall not include the payment of consideration or the modification of contractual terms adverse to any such Loan Party) to execute and deliver a Collateral Access Agreement for such location.
13.13
Management Rights. Any representative of Lenders shall have the right to meet with management and officers of Loan Parties to discuss such books of account and records, upon reasonable prior written notice and during business hours of the Loan Parties. Such consultations shall not unreasonably interfere with any Loan Party’s business operations.
13.14
Holdings, Parent and Intermediate Parent as Holding Company. Each Borrower will not permit Holdings, Parent or Intermediate Parent to incur any liabilities (other than liabilities arising under the Loan Documents, the Restatement Date Merger Agreement and certain Subordinated Debt), own or acquire any assets (other than the Equity Interests of Parent and Intermediate Parent and their respective Subsidiaries, as applicable, or, with respect to Holdings, the Equity Interests of Dragonfly Eye Limited or its Subsidiaries) or engage itself in any operations or business, except as described in Section 5.12, or in connection with its existence as a public company.
13.15
Further Assurances. Execute any further instruments and take further action as Agent reasonably requests to perfect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement.
13.16
OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws, and implement and maintain in effect policies and procedures reasonably designed to ensure compliance by the Loan Parties and their Subsidiaries with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.
13.17
Disclosure Updates. Each Loan Party will, promptly and in no event later than five Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to Agent or the Lenders contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.
13.18
People with Significant Control. Each UK Loan Party, whose shares are the subject of any Lien granted pursuant to a UK Collateral Document, agrees that it will, within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose Equity Interests are the subject to a Lien in favor of the Agent for itself and the other Lenders as security for the Obligations and will promptly provide the Agent with a copy of that notice.

14.
NEGATIVE COVENANTS

No Loan Party shall, or shall cause or permit any of its Subsidiaries to, do any of the following:

14.1
Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except for Permitted Transfers.
14.2
Changes in Business, Management, or Ownership. (a) Engage in any business other than the businesses currently engaged in by such Person, as applicable, or reasonably related or incidental thereto or which constitutes a reasonable extension or expansion thereof; (b) cease doing business, or liquidate or dissolve, except as permitted under Section 7.3; (c) [Reserved]; (d) permit or suffer a Change of Control (other than any Change of Control resulting from the Restatement Date Transactions), or (e) without at least ten (10) days prior written notice to Agent with respect to any Loan Party, except with respect to the Restatement Date Transactions, (i) change its jurisdiction of organization, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change its organizational number (if any) assigned by its jurisdiction of organization.
14.3
Mergers or Acquisitions. Merge or consolidate with any other Person, or acquire all or substantially all of the capital stock or property of another Person or business line of another Person (including, without limitation, by the formation of any Subsidiary) or enter into an agreement with respect to the foregoing, except (i) Permitted Acquisitions, (ii) a merger or consolidation by a Subsidiary into another Subsidiary or into a Loan Party, provided that (x) in any merger or consolidation involving a Loan Party, such Loan Party shall always be the surviving entity, and in any transaction involving Holdings, Holdings shall be the surviving entity, (iii) with respect to entering into an agreement to merge, consolidate or acquire another Person, to the extent the Obligations will be repaid in full concurrently with the closing of such transaction, or (iv) with respect to entering into an agreement to merge, acquire assets or other similar transaction, to the extent the consent of the Lenders required hereby is a condition to the consummation of such transaction, and (y) no such merger or consolidation shall result in any Material IP being owned by any Person which is not a Loan Party organized in the United States (excluding Holdings), and (iii) the Restatement Date Merger.
14.4
Indebtedness. Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.
14.5
Encumbrance. Create, incur, allow, or suffer any Lien on any of its property except for Permitted Liens.
14.6
Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b).
14.7
Distributions; Investments. (a) Pay any dividends or make any distribution or payment in respect of its Equity Interests or redeem, retire or purchase any of its Equity Interests provided that (i) Holdings may convert any of its convertible Equity Interests (including options and warrants) into other Equity Interests issued by Holdings pursuant to the terms of such convertible securities or otherwise in exchange thereof, including by way of cashless exercise; (ii) Holdings may convert Subordinated Debt issued by any Loan Party into Equity Interests issued by Holdings pursuant to the terms of such Subordinated Debt and to the extent permitted under the terms of the applicable subordination or intercreditor agreement with Agent; (iii) any Borrower or Subsidiary thereof may pay dividends solely in Equity Interests of such Borrower or Subsidiary, and any Subsidiary may pay cash distributions to a Loan Party; (iv) Holdings may make cash payments in lieu of fractional shares; (v) Holdings may repurchase the Equity Interests issued by Holdings pursuant to stock repurchase agreements approved by the Board, provided that the aggregate amount of all such repurchases does not exceed Five Hundred Thousand Dollars ($500,000) per fiscal year; (vi) any Subsidiary may make distributions or pay dividends to a Loan Party; (vii) Holdings may pay dividends or make distributions in the form of its Equity Interests (other than Disqualified Equity Interests) so long as no Change of Control results therefrom; and (viii) Holdings may make dividends not exceeding $250,000 in the aggregate during any fiscal year in the Ordinary Course of Business, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Holdings and its Subsidiaries; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary), other than Permitted Investments. Notwithstanding the foregoing, Loan Parties shall be permitted to make the repurchases pursuant to clause (v) above expressly permitted above only if, at such time, and immediately after giving effect thereto: (i) no Default or Event of

Default, exists or could reasonably be expected to occur, (ii) each Loan Party is Solvent, and (iii) such payment or distribution is permitted under and is made in compliance with all applicable laws. For the avoidance of doubt, payments of (x) reasonable fees, salaries and other reasonable compensation, benefits and indemnification to officers of the Loan Parties and their Subsidiaries and (y) usual and customary fees, compensation and indemnifications paid to members of the Board of any Loan Party of Subsidiary that are approved by the compensation committee of the Board shall not be deemed to be payments in respect of Equity Interests.
14.8
Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction involving one or more payments by any Loan Party or any of its Subsidiaries in excess of $1,000,000 for any single transaction or series or related transactions with any Affiliate of a Loan Party, except for (a) transactions that are on fair and reasonable terms that are no less favorable to such Person than would be obtained in an arm’s length transaction with a non-affiliated Person; (b) bona fide rounds of Subordinated Debt or equity financing by existing investors for capital raising purposes, in each case, as permitted under this Agreement and any accrual of interest to be paid-in-kind or any modifications of such Subordinated Debt or equity financing; (c) reasonable and customary director, officer and employee compensation, incentive arrangements (including pursuant to stock options and other benefit plans) and other customary benefits including retirement, health, stock option and other benefit plans and indemnification arrangements approved by the Board; (d) as disclosed on Schedule 7.8; (e) distributions permitted by Section 7.7; (f) transactions among Loan Parties and their wholly-owned Subsidiaries that are expressly permitted by the Loan Documents and expressly contemplated to be consummated among Loan Parties and Subsidiaries; (g) the issuance or sale of any Equity Interests of Holdings (and the exercise of any options, warrants or other rights to acquire Equity Interests of Holdings) or any contribution to the capital of Holdings; (h) Investments in joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by Borrowers and their Subsidiaries in such joint ventures) to the extent otherwise permitted under Section 7.7; (i) other Investments permitted by Section 7.7; and (j) royalty-free non-exclusive licenses of any Loan Party or their Subsidiaries’ trademarks, trade names and business systems by the Loan Parties to Subsidiaries that are not Loan Parties in the Ordinary Course of Business to the extent not otherwise prohibited pursuant to the terms of the Loan Documents. Notwithstanding the foregoing, in no event shall this Section 7.8 apply to any Lender or Affiliate of any Lender with respect to payments required pursuant to this Agreement or any of the other Loan Documents. Notwithstanding anything to the contrary herein, in no event shall this Section 7.8 permit any transaction with any Affiliate of Holdings or any of its Subsidiaries (other than the Loan Parties organized within the United States (excluding Holdings)) relating to (i) any Material IP (for the avoidance of doubt, except for a Permitted License) or (ii) the Equity Interests of any Person that owns Material IP.
14.9
Subordinated Debt; Operating Documents.
(a)
Make or permit any payment on any Subordinated Debt, except as permitted pursuant to the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject;
(b)
Directly or indirectly amend, modify or change any provision in any document relating to the Subordinated Debt which would provide for earlier principal, interest or other payments thereon, or adversely affect the subordination thereof to the Obligations; or
(c)
Make any payment in cash in respect of any earnout, seller note or otherwise in respect of Deferred Acquisition Consideration, except to the extent no Event of Default exists immediately prior to and after giving effect to such payment, and provided that after giving pro forma effect to such payment, Borrowers shall be in compliance with all financial covenants set forth in Section 6.10.
(d)
Directly or indirectly amend, modify or change any provision in any Operating Document of any Loan Party of any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be adverse to the interest of Agent or the Lenders.
14.10
[Reserved]
14.11
Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any material liability of a Loan Party or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
14.12
Accounting Methods. Each Loan Party will not, and will not permit any of its Subsidiaries to, modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).
14.13
Material IP. Notwithstanding anything herein to the contrary, (x) all Material IP shall be owned by a Loan Party (other than Holdings), and Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any transaction the result of which is the sale, assignment, investment, distribution, dividend, exclusive licensing, transfer or other disposition, of Material IP to any Person and (y) any Subsidiary that is not a Loan Party that develops or acquires Material IP shall promptly comply with the requirements of Section 6.11 as if such Subsidiary were newly formed or acquired by a Loan Party.
14.14
UK Pensions. No UK Loan Party shall establish or otherwise participate in an occupational pension scheme that is not a money purchase scheme (both terms as defined in the UK Pension Schemes Act 1993) such that a UK Loan Party becomes (i) an employer of such scheme (for the purposes of sections 38 to 51 of the UK Pensions Act 2004); or (ii) "connected" with or an "associate" of (as those terms are used in sections 38 and 43 of the UK Pensions Act 2004) such an employer.
15.
EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

15.1
Payment Default. Any Loan Party fails to pay when due (i) any principal amount of the Loans payable hereunder or (ii) any interest, premium or fee or other Obligation payable hereunder within two (2) Business Days following the due date thereof.
15.2
Covenant Default.
(a)
A Loan Parties fails or neglects to perform any obligation in Section 3.3(b), Section 6.2 (except for clauses (e), (h), (m), (n) or (o) thereof), Section 6.5, Section 6.6, Section 6.7(b) (solely with respect to Copyrights), Section 6.10, Section 6.11, Section 6.14, Section 6.16, or Section 6.17 or violates any covenant in Section 7; or
(b)
A Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within thirty (30) days after the occurrence thereof, provided that no Loans shall be made during such cure period.
15.3
Material Adverse Effect. An event or circumstance has occurred which could reasonably be expected to have a Material Adverse Effect.
15.4
Attachment; Levy; Restraint on Business.
(a)
(i) The service of process seeking to attach, by trustee or similar process, funds in an amount of Three Million Dollars ($3,000,000) or greater of a Loan Party or of any of its Subsidiaries, or (ii) a notice of Lien or levy is filed against the assets of any Loan Party or any of its Subsidiaries with a book value of Three Million Dollars ($3,000,000) or greater by any Governmental Authority, and the same under clauses (i) and (ii) hereof are not, within sixty (60) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); or

(b)
Any court order enjoins, restrains, or prevents a Loan Party or any of its Subsidiaries from conducting all or any material part of its business, and the same is not stayed or vacated (whether through the posting of a bond or otherwise) within sixty (60) days.
15.5
Insolvency. (a) A Loan Party or any of its Subsidiaries formally admits in writing its inability or shall fail generally to pay its debts as they become due; (b) a Loan Party or any of its Subsidiaries commences an Insolvency Proceeding; (c) an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries and is not dismissed or stayed within forty-five (45) days (but no Loans shall be made while any of the conditions described in this Section 8.5 exist and/or until any Insolvency Proceeding is dismissed) or (d) a UK Insolvency Event occurs.
15.6
Other Agreements. There is, under any agreement to which a Loan Party or any of its Subsidiaries is a party with a third party or parties, any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Three Million Dollars ($3,000,000).
15.7
Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money (to the extent not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has not denied coverage) in an amount, individually or in the aggregate, of at least Three Million Dollars ($3,000,000) shall be rendered against a Loan Party or any of its Subsidiaries by any Governmental Authority, and the same are not, within thirty (30) consecutive days after the entry, assessment or issuance thereof, vacated, or after execution thereof, stayed or bonded pending appeal.
15.8
Misrepresentations. Any Loan Party or any Person acting for such Loan Party makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Agent or any Lender or to induce any Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made or deemed made.
15.9
Subordinated Debt. Any Subordination Agreement governing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any party thereto shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further obligation thereunder, or the Obligations shall for any reason not have the priority contemplated by this Agreement.
15.10
Loan Documents; Security Documents.
(a)
The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent or any Lender) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document; or
(b)
if the Security Agreement, any UK Collateral Document or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, (except to the extent of Permitted Liens) first priority Lien on a material portion of the Collateral covered thereby, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement.
16.
AGENT’S RIGHTS AND REMEDIES
16.1
Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Agent shall, upon the election by Required Lenders, without notice or demand, do any or all of the following:
(a)
declare all Obligations immediately due and payable;
(b)
stop advancing money or extending credit for any Borrower’s benefit under this Agreement;

(c)
verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, and notify any Person owing a Loan Party money of Agent’s security interest in such funds;
(d)
make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral;
(e)
ratably apply to the Obligations any amount held by Agent or any Lender owing to or for the credit or the account of a Loan Party;
(f)
ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral;
(g)
deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Account Control Agreement or similar agreements providing control of any Collateral;
(h)
demand and receive possession of any Loan Party’s Books; and
(i)
exercise all rights and remedies available to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

The foregoing to the contrary notwithstanding, upon the occurrence and continuance of any Event of Default described in Section 8.5, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by Agent or any Lender, the Obligations, inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations, whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrowers shall automatically be obligated to repay all of such Obligations in full, without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by Holdings and Borrowers.

Loan Parties shall assemble the Collateral if Agent requests and make it available as Agent designates. Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Loan Party grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies. Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, any Loan Party’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section, each Loan Party’s rights under all licenses and all franchise agreements inure to Agent’s benefit. Each of the foregoing in this paragraph is applicable solely upon the occurrence and during the continuance of an Event of Default.

16.2
Power of Attorney. Each Loan Party hereby irrevocably appoints Agent (and any of Agent’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) send requests for verification of Accounts or notify Account Debtors of Agent’s security interest and Liens in the Collateral; (b) endorse such Loan Party’s name on any checks or other forms of payment or security; (c) sign such Loan Party’s name on any invoice or bill of lading for any Account or drafts against Account Debtors schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (d) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Agent determines reasonable; (e) make, settle, and adjust all claims under such Loan Party’s insurance policies; (f) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) transfer the Collateral into the name of Agent or a third party as the Code permits; and (h) dispose of the Collateral. Each Loan Party further hereby appoints Agent (and any of Agent’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, regardless of whether or not an Event of Default has occurred or is continuing to: (i) sign such Loan Party’s name on any documents and other Security Instruments necessary to perfect or continue the perfection of, or maintain the priority of, Agent’s security interest in the Collateral, (ii) take all such actions which such Loan Party is required, but fails to do under the covenants and provisions of the Loan Documents and (iii) take any and all such actions as Agent may reasonably determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the Collateral or any of the rights, remedies, powers or privileges of Agent under this Agreement or the other Loan Documents. Agent’s foregoing appointment as each Loan Party’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) have been fully repaid, in cash, and otherwise fully performed and all commitments to make Loans hereunder have been terminated.
16.3
Protective Advances. Agent hereby is authorized by Borrowers, from time to time, at the direction of Required Lenders, to make Loans to, or for the benefit of, Borrowers, on behalf of the Lenders, that Required Lenders, in their reasonable discretion, deem necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations, including Loans to obtain the insurance called for by Section 6.5 that any Loan Party fails to obtain, to pay any premium thereon that any Loan Party fails to make, or any other amount which any Loan Party is obligated to pay under this Agreement or any other Loan Document and which is not otherwise paid by such Loan Party (such Loans, “Protective Advances”), and all such Protective Advances shall be reimbursed by Lenders in accordance with each Lender’s Pro Rata Share, shall constitute Lender Expenses, constitute Obligations hereunder and shall be immediately due and payable, bearing interest at the then highest rate applicable to the Term Loans, secured by the Collateral. Agent will provide Borrower Representative with prompt notice of Agent making any such Protective Advance at the time it is made or within a reasonable time thereafter. Agent may in its discretion require each Lender’s Pro Rata Share of a Protective Advance approved by Required Lenders to be contributed prior to Agent making such Protective Advance. No Protective Advances by Agent are deemed a commitment or an agreement to make Protective Advances in the future or Agent’s waiver of any Event of Default. Agent’s authorization to make the Protective Advances may be revoked at any time by the Required Lenders delivering written notice of such revocation to Agent. Any such revocation shall become effective prospectively upon Agent’s receipt thereof. Notwithstanding the foregoing, unless otherwise agreed by the Required Lenders, the aggregate amount of all amounts owing in respect of the Protective Advances outstanding at any one time shall not exceed $2,000,000. The provisions of this Section 9.3 are for the exclusive benefit of Agent and the Lenders and are not intended to benefit Borrowers (or any other Loan Party) in any way.
16.4
Application of Payments and Proceeds Upon Default.
(a)
If an Event of Default has occurred and is continuing, Agent shall apply any funds in its possession, whether payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations as:
(i)
first, to pay any Lender Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,
(ii)
second, to pay any fees then due to Agent under the Loan Documents until paid in full,
(iii)
third, ratably to pay any Lender Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,
(iv)
fourth, ratably to pay any fees then due to any of the Lenders under the Loan Documents until paid in full,
(v)
fifth, ratably, to pay interest accrued in respect of the Term Loans until paid in full,
(vi)
sixth, ratably to pay the outstanding principal balance of the Term Loans (inclusive of any PIK Amount) (in the inverse order of the maturity of the installments due thereunder) until the Term Loans are paid in full, and

(vii)
seventh, to pay any other Obligations owed to any Lender.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (b) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its Pro Rata Share of amounts available to be applied pursuant thereto for such category.

(b)
Agent shall pay any surplus to Loan Parties by credit to the Deposit Account designated by Loan Parties or to such other Persons legally entitled thereto. Loan Parties shall remain liable to Agent and Lenders for any deficiency.
16.5
Agent’s Liability for Collateral. So long as Agent complies with reasonable secured lender practices regarding the safekeeping of the Collateral in the possession or under the control of Agent, Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Loan Parties shall otherwise bear all risk of loss, damage or destruction of the Collateral.
16.6
No Waiver; Remedies Cumulative. Any failure by Agent or any Lender, at any time or times, to require strict performance by each Loan Party of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Agent or Lenders thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Agent and Lenders’ rights and remedies under this Agreement and the other Loan Documents are cumulative. Agent has all rights and remedies provided under the Code, by law, or in equity. Agent or any Lender’s exercise of one right or remedy is not an election and shall not preclude Agent or any Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and any waiver of any Event of Default is not a continuing waiver. Any delay in exercising any remedy is not a waiver, election, or acquiescence.
16.7
Demand Waiver. Each Loan Party waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension, or renewal of accounts, documents, instruments or chattel paper.
16.8
Shares. Each Loan Party recognizes that Agent may be unable to effect a public sale of any or all the Shares, by reason of certain prohibitions contained in federal securities laws and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Loan Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state securities laws, even if such issuer would agree to do so.
16.9
UK Collateral Documents. The following sub-sections apply in relation to the UK Collateral Documents and the Liens created thereby:
(a)
The Lenders appoint the Agent as security trustee to hold the Liens created by the UK Collateral Documents on trust for itself and each of the other Lenders on the terms contained in this Section and in the UK Collateral Documents and the Agent accepts that appointment.
(b)
Each of the other Lenders authorizes the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to it in its capacity as security trustee in respect of the UK Collateral Documents, together with any other incidental rights, powers, authorities and discretions.

(c)
Notwithstanding its appointment as security trustee under this Agreement and the UK Collateral Documents, the Agent shall have only those duties, obligations and responsibilities expressly specified in the Loan Documents (and no others shall be implied), and the Agent (in its capacity as security trustee under the UK Collateral Documents) is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
(d)
The rights, powers, authorities and discretions given to the Agent under or in connection with the Loan Documents shall be supplemental to the UK Trustee Act 1925 and the UK Trustee Act 2000 and in addition to any which may be vested in the Agent in its capacity as security trustee under the UK Collateral Documents by law or regulation or otherwise.
(e)
Section 1 of the UK Trustee Act 2000 shall not apply to the duties of the Agent in relation to the trusts constituted in respect of the UK Collateral Documents; and, where there are any inconsistencies between the UK Trustee Act 1925 or the UK Trustee Act 2000 and the provisions of the Loan Documents, the provisions of the Loan Documents shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the UK Trustee Act 2000, the provisions of the Loan Documents shall constitute a restriction or exclusion for the purposes of that Act.
(f)
Nothing in any Loan Document constitutes the Agent as an agent, trustee or fiduciary of any Loan Party.
(g)
The Agent shall not be bound to account to any other Lender for any sum or the profit element of any sum received by it for its own account.
17.
NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document shall be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) when sent by electronic mail transmission, (x) if sent prior to 3:00 p.m. Eastern Time on a Business Day, such Business Day, or (y) if sent after 3:00 p.m. Eastern Time on a Business Day or sent on a day other than a Business Day, the immediately following Business Day; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below. Agent and Loan Parties may change their respective mailing or electronic mail addresses by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Loan Parties:

FiscalNote, Inc.

1201 Pennsylvania Ave NW, 6th Floor

Washington, DC 20004

Attention: Josh Resnik - Senior Vice President, Chief Content Officer/Publisher and General Counsel

Email: josh.resnik@fiscalnote.com

With a copy, not constituting notice, to:	Paul Hastings LLP 2050 M Street NW Washington, DC 20036 Attn: Brandon Bortner Email: brandonbortner@paulhastings.com

If to Agent:	Runway Growth Finance Corp. 205 N Michigan Ave., Suite 4200 Chicago, IL 60601 Attention: Legal Reporting Email: legalreporting@runwaygrowth.com runwayagency@alterdomus.com

With a copy, not constituting notice, to:	Sidley Austin LLP 1001 Page Mill Road Building 1 Palo Alto, CA 94304 Attn: Cynthia Bai Email: cbai@sidley.com
If to any Lender:	See Schedule 1, Part D

18.
CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Except as otherwise expressly provided in any of the Loan Documents, this Agreement and the other Loan Documents, and any claims, controversies or disputes arising hereunder or thereunder or related hereto or thereto, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. Each Loan Party hereby submits to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Agent or any Lender; provided, further, however, that it is understood and agreed that (a) the interpretation of the definition of “Company Material Adverse Effect” (as defined in the Restatement Date Merger Agreement) (and whether or not a Company Material Adverse Effect (as defined Restatement Date Merger Agreement) has occurred), (b) the determination of the accuracy of any Specified Merger Agreement Representation and whether as a result of any breach thereof Holdings or its applicable Affiliate has the right (taking into account any applicable cure periods) to terminate its or their obligations under the Restatement Date Merger Agreement or decline to consummate the Restatement Date Merger (in accordance with the terms thereof) as a result of a breach of such representations in the Restatement Date Merger Agreement without any liability to its or its applicable Affiliate and (c) the determination of whether the Restatement Date Merger has been consummated in accordance with the terms of the Restatement Date Merger Agreement, in each case shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each Loan Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Loan Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Loan Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Loan Party at the address set forth in, or subsequently provided by such Loan Party in accordance with, Section 10 and that service so made shall be deemed completed upon the earlier to occur of the applicable Loan Party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid. Each Loan Party hereby expressly waives any claim to assert that the laws of any other jurisdiction govern this Agreement.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY

CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH Loan Party AGREES THAT IT SHALL NOT SEEK FROM agent or any lender UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 11 shall survive the termination of this Agreement.

19.
GENERAL PROVISIONS
19.1
Termination Prior to Term Loan Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied in full, in cash and all commitments to extend credit pursuant to this Agreement have terminated. So long as Borrowers have satisfied the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement), this Agreement and any remaining commitments to extend credit may be terminated prior to the Term Loan Maturity Date, by written notice from Borrower Representative of termination to Agent (whereupon Agent shall promptly provide a copy of such notice to Lenders). Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.
19.2
Successors and Assigns.
(a)
Successors and Assigns Generally. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Loan Party may assign this Agreement or any rights or obligations under it without the prior written consent of all Lenders (which may be granted or withheld in each Lender’s discretion).
(b)
Assignments by Lenders. Each Lender has the right, with the prior consent of the Borrower Representative (such consent not to be unreasonably withheld or delayed), to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents, provided that no consent of the Borrower Representative is required for such assignment, transfer other such action by any Lender (i) to or with another Lender, one or more of its Affiliates or an Approved Fund or (ii) after the occurrence and during the continuance of an Event of Default.
(c)
Minimum Amounts.
(i)
In the case of an assignment of the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 12.2(c)(ii) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(ii)
In any case not described in Section 12.2(c)(i), the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to Agent) shall not be less than $1,000,000.
(d)
Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan assigned.
(e)
Required Consents. The consent of Agent and, so long as no Event of Default has occurred and is continuing, Borrower Representative (such consents not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of Borrower Representative shall be deemed given if no objection is delivered in writing within 10 days of written request duly received by Agent with respect to such assignment.
(f)
Assignment Agreement. The parties to each assignment shall execute and deliver to Agent an Assignment Agreement, together with a processing and recordation fee of $3,500; provided that Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Agent an administrative questionnaire, all required tax forms and any and all documentation and other information with respect to the assignee that is required by regulatory authorities under applicable anti-money-laundering laws.
(g)
No Assignment to Certain Persons. No such assignment shall be made to (A) any Loan Party or any of its Affiliates or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(h)
No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(i)
Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of Borrowers and Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Pro Rata Share thereof. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(j)
Register; Participant Register.
(i)
Agent, acting solely for this purpose as a non-fiduciary agent of Borrowers, shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of Lenders, the principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrowers, Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior written notice.
(ii)
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

19.3
Indemnification. Each Loan Party agrees to indemnify, defend and hold Agent and each Lender and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort) (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Lender Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions among Agent, Lenders and Loan Parties (including reasonable and documented attorneys’ fees and expenses), except for Claims and/or losses to the extent directly caused by such Indemnified Person’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. Each Loan Party agrees to pay, and to save Agent and each Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Agent or Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement. This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run. This Section 12.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
19.4
Borrower Liability. Each Borrower hereunder shall be jointly and severally obligated to repay all Loans made hereunder, regardless of which Borrower actually receives said Loan, as if each Borrower hereunder directly received all Loans. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Agent to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Agent may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due, whether upon maturity, acceleration, or otherwise, or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligations until such time as all of the Obligations are paid in full, and without the need for demand, protest, or any other notice or formality. The Obligations of each Borrower under the provisions of this Section 12.4 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 12.4) or any other circumstances whatsoever. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lenders and such payment shall be promptly delivered to Agent, for the ratable benefit of Lenders, for application to the Obligations, whether matured or unmatured.
19.5
Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.
19.6
Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
19.7
Correction of Loan Documents. Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.
19.8
Amendments in Writing; Waiver; Integration.
(a)
No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by each Borrower and the Required Lenders;

provided that no such waiver, amendment, or consent shall, unless in writing and signed by all Lenders directly affected thereby and all of the Loan Parties that are party thereto, do any of the following:

(i)
increase the amount of or extend the expiration date of any commitment to extend credit on the part of any Lender,
(ii)
postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,
(iii)
reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,
(iv)
change the Pro Rata Share that is required to take any action hereunder,
(v)
amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,
(vi)
other than as expressly permitted by this Agreement or any other Loan Document, release Agent’s Lien in and to any of the Collateral,
(vii)
amend, modify, or eliminate the definitions of “Required Lenders” or “Pro Rata Share”,
(viii)
modify the application of repayments or prepayments or proceeds of Collateral,
(ix)
add any fees payable to any Lender that are payable other than to each Lender according to its Pro Rata Share in the applicable Commitment, other than normal and customary fees payable to Agent in its capacity as such, or to a Lender that is a Non-Consenting Lender (and for purposes of an amendment as described in this clause (ix), each Lender other than a Defaulting Lender shall be considered directly affected by such amendment);
(x)
contractually subordinate the Obligations or any of Agent’s Liens (other than to the extent subordination terms are included in an Account Control Agreement with respect to Liens described in clause (j) of the defined term “Permitted Liens”);
(xi)
other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents,
(xii)
amend, modify, or eliminate any of the provisions of Section 2.5(b), Section 2.5(f), or Section 9.4(a), or any other provision in any Loan Document related to the pro rata sharing of payments among Lenders; or
(xiii)
amend, modify, or eliminate the definitions of the Restatement Date Incremental Term Loan Commitment or any other Commitment;

provided further, that as long as each such Initial Lender holds at least 50% of its respective original Restatement Date Incremental Term Loan Commitment, all Initial Lenders consent shall be required to: (i) waive Major Defaults, (ii) approve material amendments to negative covenants (where changes to baskets or thresholds of up to 20% compared to levels effective as of the Restatement Date, shall not be deemed to be “material”), and (iii) approve additional Incremental Term Loans (but only to the extent each Initial Lender is not participating to the extent of its Pro Rata Share)

(b)
Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents, and the provisions of the Restatement Date Commitment Letter and the Restatement Date Fee Letter that, by their terms survive the termination thereof or the Restatement Date, represent the entire agreement about this subject matter and supersede prior negotiations or agreements. Except as set forth in the foregoing, all prior agreements, understandings, representations, warranties, and negotiations among the parties about the subject matter of the Loan Documents merge into the Loan Documents.
(c)
If, in connection with any proposed amendment, waiver or consent hereunder, the consent of all Lenders or all Initial Lenders is required, but only the consent of Required Lenders is obtained, (any Lender withholding consent being referred to as a “Non-Consenting Lender”), then, either Borrower Representative so long as Agent is not the Non-Consenting Lender, Agent or Borrower Representative may (but neither shall be obligated to) upon notice to the Non-Consenting Lender (and Agent, if applicable), require the Non-Consenting Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 12.2 hereof) all of its interests, rights and obligations under this Agreement to an Eligible Transferee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees (except for the fees required to be paid by Borrowers) and all other amounts payable to it hereunder from such Eligible Transferee, and Borrowers hereby agree to pay, upon such transfer, all Prepayment Fees and such Non-Consenting Lender’s Pro Rata Share of any Restatement Date Final Payment.
19.9
Counterparts; Electronic Execution of Documents. This Agreement and any other Loan Documents, except to the extent otherwise required pursuant to the terms thereof, may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of any Loan Document by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart of such Loan Document.
19.10
Confidentiality. In handling any confidential information, Agent and each Lender agree to exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to its Subsidiaries or Affiliates; (b) to existing or prospective transferees or purchasers of any interest in the Loans so long as such persons are informed of the confidential nature of such information, instructed to keep such information confidential and bound by confidentiality terms not more permissive than the terms hereof; (c) as required by law, regulation, subpoena, or other order and in connection with reporting obligations applicable to Agent or Lender, including pursuant to the Securities Exchange Act of 1934, as amended (in each case, Agent or the Lenders agree, to the extent practicable and not prohibited by applicable requirement of law, to inform the Borrower Representative promptly thereof prior to such disclosure); (d) to Agent or Lender’s regulators or as otherwise required in connection with any examination or audit; (e) as Agent or Lender considers appropriate in connection with the exercise of remedies with respect to the Obligations; and (f) to third-party service providers of Agent or Lenders so long as such service providers are informed of the confidential nature of such information, instructed to keep such information confidential and bound by confidentiality terms not more permissive than the terms hereof. Confidential information does not include information that is either: (i) in the public domain or in Agent or any Lender’s possession when disclosed to Agent or Lender, as applicable, or becomes part of the public domain (other than as a result of its disclosure by Agent or Lender in violation of this Agreement) after disclosure to Agent or Lender, as applicable; or (ii) disclosed to Agent or Lender by a third party, if Agent or Lender, as applicable, does not know that the third party is prohibited from disclosing the information. The provisions of this paragraph shall survive the termination of this Agreement.

19.11
Borrower Representative. Each of the Loan Parties hereby appoints Borrower Representative to act as its exclusive agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of any Loan). Each Loan Party acknowledges and agrees that (a) Borrower Representative may execute such documents on behalf of any Loan Party as Borrower Representative deems appropriate in its sole discretion and each Loan Party shall be bound by and obligated by all of the terms of any such document executed by Borrower Representative on its behalf, (b) any notice or other communication delivered hereunder to Borrower Representative shall be deemed to have been delivered to each Loan Party, and (c) Agent and any Lender shall accept (and shall be permitted to rely on) any document or agreement executed by Borrower Representative on behalf of Loan Parties (or any of them). Each Loan Party shall act through Borrower Representative for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Loan Party to interact in any manner with Agent or any Lender, such Loan Party shall do so through Borrower Representative.
19.12
[Reserved]
19.13
Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
19.14
Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.
19.15
Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.
19.16
Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.
19.17
Appointment of Agent.
(a)
Each Lender hereby appoints Agent to act on behalf of Lenders as administrative agent and collateral agent under this Agreement and the other Loan Documents, and to hold and enforce any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations. The provisions of this Section 12.17 are solely for the benefit of Agent and Lenders and no Loan Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other Person. Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.
(b)
If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from Lenders, and Agent shall incur no liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document for any reason. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent’s acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Lenders.

(c)
Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub‑agents appointed by Agent. Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective and their respective related parties. The exculpatory provisions of this Section 12 shall apply to any such sub‑agent and to the related parties of such Agent and any such sub‑agent. No Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub‑agents.
(d)
Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, Agent: (i) may consult with legal counsel, independent chartered accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records) of any Loan Party; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email, telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.
(e)
With respect to its Loans hereunder, Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Agent in its individual capacity (to the extent it holds any Obligations owing to Lenders hereunder). Agent and each of its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Loan Party, any of their Affiliates and any Person who may do business with or own securities of any Loan Party or any such Affiliate, all as if Agent was not Agent and without any duty to account therefor to Lenders. Agent and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.
(f)
Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, made its own credit and financial analysis of the Loan Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.
(g)
Each Lender agrees to indemnify Agent (to the extent not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to its respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable and documented counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this

Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by the Loan Parties.
(h)
Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrowers. Upon any such resignation, Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Lenders and shall have accepted such appointment within thirty (30) days after Agent’s giving notice of resignation, then Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution has combined capital of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as Lenders appoint a successor Agent as provided above. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity, expense reimbursement or other rights in favor of such resigning Agent shall continue. After any resigning Agent’s resignation hereunder, the provisions of this Section 12.17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.
(i)
In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, with the prior written consent of Agent, each Lender and each holder of any Obligation is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Loan Party or any Subsidiary of a Loan Party (regardless of whether such balances are then due to such Loan Party or such Subsidiary) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Loan Party or any Subsidiary of a Loan Party against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Obligation exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares and in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations. Each Loan Party agrees, to the fullest extent permitted by law, that (i) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (ii) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set‑off, bankers’ Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.
(j)
Nothing in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent advances funds to Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender.
(k)
If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received thereby, then Agent will be entitled to recover such amount from such Lender on demand without set‑off, counterclaim or deduction of any kind.

(l)
If Agent determines at any time that any amount received thereby under this Agreement shall be returned to Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrowers or such other Person, without set‑off, counterclaim or deduction of any kind.
(m)
Agent shall be deemed to have no knowledge of any Event of Default unless such Agent shall have received written notice thereof from a Lender or a Loan Party stating that it is a “notice of Default” and an Event of Default has occurred. Agent will use reasonable efforts to provide Lenders with any written notice of Event of Default received by Agent from, or delivered by Agent to, any Loan Party; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.
(n)
Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender and with Agent that no Lender shall take any action to protect or enforce its rights with respect to any Collateral or against any Borrower arising out of this Agreement or any other Loan Document (including exercising any rights of set-off) without first obtaining the prior written consent of Agent, it being the intent of Lenders that any such action to protect or enforce rights with respect to any Collateral or against any Borrower arising under this Agreement and the other Loan Documents shall be taken by Agent at the direction of Required Lenders.
(o)
Anything herein to the contrary notwithstanding, the joint lead arrangers and joint bookrunners, set forth above, shall have no powers, duties or responsibilities under this Agreement or any of the other Loan Documents.
20.
GUARANTY
20.1
Guaranty. Each Guarantor who has executed this Agreement as of the date hereof, together with each Loan Party who accedes to this Agreement as a Guarantor after the date hereof pursuant to Section 6.11 hereby, jointly and severally, unconditionally and irrevocably, guarantees to Agent and Lenders the prompt and complete payment and performance by Borrowers and the other Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. In furtherance of the foregoing, and without limiting the generality thereof, each Guarantor agrees as follows:
(a)
each Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any exercise or enforcement of any remedy it or they may have against a Borrower, or any other Guarantor or other Person liable in respect of the Obligations, or all or any portion of the Collateral; and
(b)
Agent and Lenders may enforce this guaranty notwithstanding the existence of any dispute between Agent or any Lender and a Borrower or any other Guarantor with respect to the existence of any Event of Default.
20.2
Maximum Liability. Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 13.5).
20.3
Termination. The guaranty pursuant to this Section 13 shall remain in full force and effect until the payment in full in cash of the Obligations and the termination of any commitment to extend credit hereunder (the “Termination Date”).
20.4
Unconditional Nature of Guaranty. No payment made by a Loan Party or any other Person or received or collected by Agent or any Lender from a Loan Party or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Termination Date.
20.5
Right of Contribution. If in connection with any payment made by any Guarantor hereunder any rights of contribution arise in favor of such Guarantor against one or more other Guarantors, such rights of contribution shall be subject to the terms and conditions of Section 13.6. The provisions of this Section 13.5 shall in no respect limit the obligations and liabilities of any Guarantor to Agent and Lenders, and each Guarantor shall remain liable to Agent and Lenders for the full amount guaranteed by such Guarantor hereunder.
20.6
No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of Agent or any Lender against a Loan Party or any collateral security or guarantee or right of offset held by Agent or such Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from a Loan Party in respect of payments made by such Guarantor hereunder, in each case, until the Termination Date. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held by such Guarantor in trust for Agent or Lender, as applicable, shall be segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Agent or such Lender, as applicable, in the exact form received by such Guarantor (duly indorsed by such Guarantor to Agent or such Lender, as applicable, if required), to be applied to the Obligations, irrespective of the occurrence or the continuance of any Event of Default.
20.7
Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by Agent may be rescinded by Agent and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Agent, and this Agreement, the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with their respective terms, and any collateral security, guarantee or right of offset at any time held by Agent or Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Agent shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee pursuant to this Section 13 or any property subject thereto.
20.8
Guarantee Absolute and Unconditional; Guarantor Waivers; Guarantor Consent. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Agent or lender upon the guaranty contained in this Section 13 or acceptance of this guaranty. The Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between Loan Parties, Agent and Lenders shall be conclusively presumed to have been had or consummated in reliance upon this guaranty. Each Guarantor further waives to the fullest extent permitted by applicable law:
(a)
diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Loan Party with respect to the Obligations;
(b)
any right to require Agent or any Lender to marshal assets in favor of any Loan Party or any other Person, to proceed against any Loan Party or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Obligations or to comply with any other provisions of Section 9-611 of the Code (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of Agent or Lender whatsoever;

(c)
the defense of the statute of limitations in any action hereunder or for the collection or performance of the Obligations;
(d)
any defense arising by reason of any lack of corporate or other authority or any other defense of any Loan Party or any other Person;
(e)
any defense based upon Agent or any Lender’s errors or omissions in the administration of the Obligations;
(f)
any rights to set-offs and counterclaims;
(g)
any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against any Loan Party for reimbursement; and
(h)
without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law that limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

Notwithstanding any other provision of this Section 13, the guarantee contained in this Section 13 does not apply to any liability of any UK Loan Party to the extent it would result in this guarantee constituting unlawful financial assistance within the meaning of section 678 or 679 of the Companies Act of 2006.

Each Guarantor understands and agrees that the guarantee contained in this Section 13 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by Agent or any Lender, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Loan Party or any other Person against Agent or Lender, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any Loan Party) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of such Guarantor under this guaranty, in bankruptcy or in any other instance, (iv) any Insolvency Proceeding with respect to any Loan Party or any other Person, (v) any merger, acquisition, consolidation or change in structure of any Loan Party or any other Person, or any sale, lease, transfer or other disposition of any or all of the assets or Equity Interests of any Loan Party or any other Person, (vi) any assignment or other transfer, in whole or in part, of Agent or any Lender’s interests in and rights under this Agreement or the other Loan Documents, including Agent or any Lender’s right to receive payment of the Obligations, or any assignment or other transfer, in whole or in part, of Agent’s interests in and to any of the Collateral, (vii) Agent’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to any of the Obligations, and (viii) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Obligations or any other indebtedness, obligations or liabilities of any Guarantor to Agent or any Lender. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, Agent may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Loan Party or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto. Any failure by Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from any Loan Party or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Loan Party or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

20.9
Modifications to the Obligations. Each Guarantor further unconditionally consents and agrees that, without notice to or further assent from any Guarantor: (a) the principal amount of the Obligations may be increased or decreased and additional indebtedness or obligations of a Borrower or any other Persons under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise; (b) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise; (c) the time for any Loan Party’s performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as Agent and applicable Lenders may deem proper; (d) in addition to the Collateral, Agent may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (e) Agent may discharge or release, in whole or in part, any other Guarantor or any other Loan Party or other Person liable for the payment and performance of all or any part of the Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral, nor shall Agent or any Lender be liable to any Guarantor for any failure to collect or enforce payment or performance of the Obligations from any Person or to realize upon the Collateral; and (f) Agent may request and accept other guaranties of the Obligations and any other indebtedness, obligations or liabilities of a Loan Party to Agent and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; in case of each of clause (a) through (f), as Agent may deem advisable, and without impairing, abridging, releasing or affecting this Agreement.
20.10
Reinstatement. The guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of a Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, a Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.
20.11
No Waiver by Course of Conduct; Cumulative Remedies. Neither Agent nor any Lender shall by any act (except in writing in accordance with Section 12.9), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default, as applicable. No failure to exercise, nor any delay in exercising, on the part of Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
20.12
Enforcement Expenses; Indemnification. Each Guarantor agrees to pay or reimburse Agent, for the ratable benefit of Lenders, for all costs and expenses incurred in collecting against such Guarantor under this guaranty or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel.

[Remainder of Page intentionally Left Blank]

[signature page to second AMENDED AND RESTATED credit and guaranty agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Restatement Date.

BORROWERS:
FiscalNote, Inc.
By Name: Title:
CQ-Roll Call, Inc.
By Name: Title:
Capitol Advantage LLC
By Name: Title:
VoterVoice, L.L.C.
By Name: Title:
Sandhill Strategy LLC
By Name: Title:
guarantors:
FiscalNote Holdings, Inc.
By Name: Title:
FiscalNote INTERMEDIATE HoldCO, Inc.
By Name: Title:

FiscalNote Holdings II, Inc.
By Name: Title:
Fireside 21, LLC
By Name: Title:
Factsquared, LLC
By Name: Title:
The Oxford Analytica International Group, LLC
By Name: Title:
Oxford Analytica Inc.
By Name: Title:
FiscalNote Boards LLC
By Name: Title:
Predata, Inc.
By Name: Title:
Curate Solutions, Inc.
By Name: Title:
Forge.AI, Inc.
By Name: Title:

Frontier Strategy Group LLC
By Name: Title:

[signature page to second AMENDED AND RESTATED credit and guaranty agreement]

agent:
RUNWAY GROWTH FINANCE CORP.
By Name: Title:
lenders:
RUNWAY GROWTH FINANCE CORP.
By Name: Title:
ORIX GROWTH CAPITAL, LLC
By Name: Title:

CLOVER OROCHI LLC

By: CLOVER PRIVATE CREDIT OPPORTUNITIES ORIGINATION II LP and CLOVER PRIVATE CREDIT OPPORTUNITIES ORIGINATION (LEVERED) II LP, its sole members

By: UBS O’CONNOR LLC, its investment manager

By Name: Title:
ACM ASOF VIII SAAS FINCO LLC
By Name: Title:

EXHIBIT A

DEFINITIONS

As used in this Agreement, the following capitalized terms have the following meanings:

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Loan Party.

“Account Control Agreement” means any control agreement entered into among the depository institution at which a Loan Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Loan Party maintains a Securities Account or a Commodity Account, one or more Loan Parties, and Agent pursuant to which Agent, for the benefit of Lenders, obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account, in each case, in form and substance reasonably satisfactory to Agent.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Acquisition” means an acquisition by a Loan Party of all or substantially all of the assets of another Person or a division or line of business of another Person, all or substantially all of the capital stock of another Person, or a merger, consolidation or other combination of a Loan Party with another Person, in each case, whether as a single transaction or series of related transactions.

“Adjusted EBITDA” means, with respect to any period,

(c)
Net Income for such period, plus
(d)
to the extent deducted in the calculation of Net Income for such period and without duplication
(i)
Interest Expense for such period,
(ii)
depreciation expense and amortization expense for such period,
(iii)
income tax expense (whether federal, state, local or foreign) for such period,
(iv)
any non-cash expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement,
(v)
non-cash expenses, charges or losses, including non-cash impairment of goodwill and other intangible assets for such period (but excluding any non-cash expense or charge that is an accrual of a reserve for a cash expenditure or payment required to be made, or anticipated to be made, in a future period),
(vi)
any extraordinary, unusual or non-recurring expenses, charges or losses decreasing Net Income for such period,
(vii)
any accruals, payments, fees, costs, expenses or charges (other than consolidated depreciation and amortization expense but including rationalization, legal, tax, structuring and other costs and expenses) related to any actual, proposed or contemplated issuance or registration of Equity Interests or any Investment or acquisition (including Permitted Acquisitions), disposition, recapitalization, distributions, dividends, consolidation, or the incurrence or registration or amendment or modification (actual or proposed) of Indebtedness (including a refinancing thereof) (in each case, whether or not consummated or successful), including
(A)
such fees, expenses or charges related to any Loans, any permitted refinancing of other permitted Indebtedness and this Agreement, and

(B)
any amendment, waiver or other modification of Loans, or any permitted refinancing of other permitted Indebtedness, any Loan Document, any other Indebtedness or any Equity Interests, in each case, whether or not consummated,
(viii)
the amount of any earnouts permitted hereunder (whether for accruals for payments paid in cash or otherwise) for such period, and
(ix)
the amount of any
(A)
restructuring costs, integration costs, business optimization expenses or costs (including charges directly related to implementation of cost-savings initiatives), operating expense reductions, integration, transition, facilities opening and pre-opening expenses (including contract termination costs and any costs related to the opening of offices), retention, signing bonuses, relocation, recruiting and other employee related expenses and
(B)
costs and expenses associated with business expansion and startup costs for new business lines, geographic expansion or new products expected to be implemented within eighteen (18) months of the date thereof;

provided that, the aggregate amount added back pursuant to clauses (vi) through (ix) above (excluding the amount of any earnouts to the extent such earnouts are not paid in cash), shall not, for any consecutive twelve month period, exceed $2,000,000 in the aggregate unless otherwise approved by Required Lenders in their sole discretion, minus

(e)
(i) interest income for such period,
(i)
income tax credits for such period, and
(ii)
any extraordinary, unusual or non-recurring gains increasing Net Income for such period.

“Affiliate” means, with respect to any Person, each other Person that owns or controls, directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members; provided, that for purposes of Section 7.8 of this Agreement: (a) if any Person owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person), then both such Persons shall be Affiliates of each other, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

“Agent” has the meaning set forth in the preamble of this Agreement.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Amortization Date” means August 15, 2025.

“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable PIK Rate” means 1.0% per annum.

“Applicable Rate” means a variable annual rate equal to the greater of (i) the Prime Rate plus 5.0%, and (ii) 9.0%.

“Approved Fund” means any fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“ARR” as of the date of any determination, the aggregate of the total value of each active renewable customer contract in effect as of the determination date, divided by the number of months in its contractual term, multiplied by 12, and calculated in a manner consistent with the calculation delivered to the Lenders prior to the Restatement Date.

“ARR Ratio” means the ratio of (x) Funded Debt of the Loan Parties, on a consolidated basis and calculated on a pro forma basis (giving effect to any requested Incremental Term Loan and giving effect to any transaction proposed to be funded with the proceeds thereof), as of the most recent fiscal quarter then ended for which financial statements are available, to (y) ARR, as of such date.

“Assignment Agreement” means an Assignment Agreement substantially in the form of Exhibit G, with such amendments or modifications as may be approved by Agent.

“Atalaya” means ACM ASOF VIII SaaS FinCo LLC or any affiliated Lender.

“Automatic Payment Authorization” means the Automatic Payment Authorization in substantially the form of Exhibit E.

“Backstop Agreement” means an agreement between Holdings and the “Purchasers” (as defined therein) to backstop up to $175,000,000 to the extent payable to redeem shareholders exercising their right of redemption with respect to Class A Ordinary Shares of Holdings prior to the consummation of the Restatement Date Merger.

“Board” means, with respect to any Person, the board of directors, board of managers, managers or other similar bodies or authorities performing similar governing functions for such Person. Unless the context otherwise requires, each reference to a Board herein shall be a reference to the Board of Holdings.

“Books” means, with respect to a Borrower or other Loan Party, all of such Person’s books and records including ledgers, federal and state tax returns, records regarding such Person’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” and “Borrowers” has the meaning set forth in the preamble hereof.

“Borrower Representative” has the meaning set forth in the preamble hereof.

“Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in the State of New York are required or permitted to be closed.

“Capitalized Expenditures” means, for any measurement period, expenditures of Parent and its Subsidiaries on a consolidated basis, that are capitalized and amortized over a period of time in accordance with GAAP.

“CARES Act” means Title I of the Coronavirus Aid, Relief and Economic Security Act, as amended (including any successor thereto), and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, regardless of the date enacted, adopted, issued or implemented.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change of Control” means (i) any Person (other than Permitted Holders) or Persons (other than Permitted Holders) constituting a “group” (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person and its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becoming the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of Equity Interests representing more than thirty- five percent of the aggregate ordinary voting power represented by the then issued and outstanding Equity Interests of Holdings, or (ii) the acquisition by Permitted Holders of Equity Interests or a merger, consolidation recapitalization or similar transaction, in each case, as a result of which, the common stock of Holdings (or any successor parent entity that controls Borrowers) ceases to be traded on a recognized U.S. securities trading market or exchange.

“Claims” has the meaning set forth in Section 12.3.

“Closing Date” means October 19, 2020.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” consists of (a) the “Collateral” as such term is defined in the Security Agreement and (b) any asset purported to be secured under any UK Collateral Document.

“Collateral Access Agreement” means an agreement with respect to a Loan Party’s leased location or bailee location, in each case in form and substance reasonably satisfactory to Agent.

“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account of a Loan Party.

“Commitment Date” means May 9, 2022.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit C.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co‑made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Copyrights” means any and all rights in any works of authorship, including (A) copyrights and moral rights, (B) copyright registrations and recordings thereof and all applications in connection therewith, (C) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, and (E) all rights corresponding thereto throughout the world.

“Default” means any circumstance, event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” has the meaning set forth in Section 2.3(b).

“Defaulting Lender” means any Lender that (a) has failed to perform any of its funding obligations hereunder (or otherwise failed to pay over to Agent any amounts owed by such Lender hereunder) within one (1) Business Day of the date required to be funded by it hereunder unless such Lender notifies Agent and Borrower Representative in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified Borrower Representative or Agent that it does not intend to comply with its funding obligations or has made a public statement or provided any written notification to any Person to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after request by Agent (whether acting on its own behalf or at the reasonable request of Borrower Representative (it being understood that Agent shall comply with any such reasonable request)), to confirm in a manner satisfactory to Agent and Borrower Representative that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Borrower Representative), or (d) has, or has a direct or indirect parent company that has, (i) become or is insolvent (or has admitted in writing that it is insolvent), (ii) become the subject of a proceeding under any insolvency law, (iii) had a receiver, conservator, trustee, administrator, examiner, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a substantial part of its assets or a custodian appointed for it or a substantial part of its assets, or (iv) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority, where such ownership interest or proceeding does not result in or provide such Lender or Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender or Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender or Person.

“Deferred Acquisition Consideration” has the meaning set forth in clause (d)(ii) of the definition of Permitted Acquisition.

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, and includes any checking account, savings account or certificate of deposit.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) matures or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, except as a result of a change in control or an asset sale or, in case of Equity Interests issued to an employee or director of a Loan Party or a Subsidiary, the death, disability, retirement, severance or termination of employment or service of such holder, in each case so long as any such right of the holder is exercisable only after the prior repayment in full of the Obligations, (c) provide for the scheduled payments of dividends in cash, or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Term Loan Maturity Date.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Domestic Collateral Account” has the meaning set forth in Section 6.6(b).

“Domestic Subsidiary” means a Subsidiary organized, incorporated or otherwise formed under the laws of the United States or any State thereof, including the District of Columbia.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. Equity Interests shall not include Indebtedness convertible into Equity Interests (other than Disqualified Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” has the meaning set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means (i) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Borrower’s employees, provided that the aggregate balance maintained therein shall not exceed an amount equal to the aggregate amount of such payments to be paid in the then-next payroll period, (ii) Deposit Accounts used exclusively to maintain funds deducted from pay otherwise due to employees for services rendered to be applied toward the tax obligations of such employees; (iii) Collateral Accounts constituting trust, fiduciary and escrow accounts; (iv) Collateral Accounts used exclusively to maintain deposits or cash collateral as expressly contemplated by the defined term “Permitted Liens”; and (v) other Collateral Accounts, provided that the aggregate balance for all such Collateral Accounts (including under the UK Debenture), taken together, shall not exceed $2,000,000 at any time, provided that Excluded Accounts are identified as such on the Perfection Certificate or from time to time thereafter in an updated schedule of Excluded Accounts, or, as applicable, appropriate notice is given in accordance with the UK Debenture.

“Excluded Locations” means the following locations where Collateral may be located from time to time: (a) locations where mobile office equipment (e.g. laptops, mobile phones and the like) may be located with employees in the Ordinary Course of Business, (b) locations of inventory and equipment in transit, (c) locations of equipment that is being repaired, (d) locations of Collateral that is no longer used or useful in the Loan Parties’ business in the Loan Parties’ reasonable business judgment, and (e) other locations where, in the aggregate for all such locations, less than One Hundred Thousand Dollars ($100,000) of Collateral is located.

“Excluded Subsidiary” means any Subsidiary that is not a Loan Party.

“Existing Credit Agreement” has the meaning set forth in the preamble hereto.

“Existing Term Loans” has the meaning set forth in the preamble hereto.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funded Debt” means, as to any Person, without duplication, all Indebtedness for borrowed money, including capital lease obligations, but excluding (x) Permitted Seller Debt, (y) earnouts permitted hereunder (until they are overdue), and (z) unsecured Indebtedness which (in case of this clause (z)) matures outside of the latest stated maturity of the Term Loans (or, if applicable, may be payable earlier upon a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable).

“Funding Date” means any date on which a Loan is made to or for the account of a Borrower which shall be a Business Day.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, as in effect from time to time, which are applicable to the circumstances as of the date of determination, provided, however, that if there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant or threshold in this Agreement, Agent and Borrowers shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant or threshold with the intent of having the respective positions of Lender and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, and, until any such amendments have been agreed upon, such covenants and thresholds shall be calculated as if no such change in GAAP has occurred.

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” has the meaning set forth in the preamble hereto.

“Guaranty” means any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of title 11 of the United States Code, as in effect from time to time.

“Holdings” means FiscalNote Holdings, Inc., a Delaware corporation.

“Incremental Term Loan Commitment” has the meaning set forth in Section 2.7(a).

“Incremental Term Loan” has the meaning set forth in Section 2.7(a).

“Indebtedness” means (a) indebtedness for borrowed money, (b) any reimbursement and other obligations for surety bonds and letters of credit, (c) obligations evidenced by notes, bonds, debentures or similar instruments, (d) capital lease obligations, (e) Contingent Obligations, (f) all obligations to pay the deferred purchase price of services or assets (other than trade payables incurred in the Ordinary Course of Business and repayable in accordance with customary trade practices and, for the avoidance of doubt, other than royalty payments payable in the Ordinary Course of Business in respect of non-exclusive licenses) and any earn-out or similar obligations to the extent such obligation is required to be reflected on such Person’s balance sheet as a liability under GAAP, (g) all monetary obligations owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (h) any Disqualified Equity Interests, and (i) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above., provided that, “Indebtedness” shall not include (i) customary obligations under employment agreements and deferred compensation incurred in the Ordinary Course of Business, (ii) tax liabilities that are not yet delinquent (unless subject to contest pursuant to Section 5.9), (iii) any accruals for payroll in the Ordinary Course of Business, (iv) accrued licensing fees owed under licenses (including Intellectual Property licenses) to the extent not yet due and owing, (v) deferred rent obligations in respect of real property leases incurred in the Ordinary Course of Business, and (vi) deferred revenues incurred in the Ordinary Course of Business.

“Indemnified Person” has the meaning set forth in Section 12.3.

“Initial Lenders” means the Lenders making the Restatement Date Incremental Term Loans as of the Restatement Date.

“Insolvency Proceeding” means any proceeding by or against any Person under title 11 of the United States Code, as in effect from time to time, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Loan Party (or, as applicable, any of its Subsidiaries), any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

“Intellectual Property Security Agreement” means an intellectual property security agreement, in form and substance reasonably satisfactory to the Agent, as supplemented and joined from time to time by the execution and delivery of supplements and joinders as provided therein or otherwise reasonably acceptable to the Agent.

“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) of Holdings and each of its Subsidiaries, determined on a consolidated basis and in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Term Loan and other Indebtedness of such Holdings or its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

“Intermediate Parent” means FiscalNote Holdings II, Inc., a Delaware corporation.

“Inventory” means all “inventory” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made.

“Investment” means the purchase or other acquisition of any beneficial ownership interest in any Person (including stock, partnership interest or other securities or Equity Interests), the making or extension of any loan, advance or capital contribution to any Person, or the acquisition of all or substantially all of the assets or properties of another Person. For the avoidance of doubt, “Investment” shall exclude transactions under transfer pricing arrangements on a cost-plus basis between Loan Parties and Excluded Subsidiaries in the Ordinary Course of Business, provided that (A) the payments required to be made pursuant thereto are based on advice of Loan Parties’ independent tax or accounting advisors, (B) the agreements or arrangements are on arms-length terms or otherwise in accordance with applicable transfer pricing rules, and not designed to effect a net transfer of assets to an Excluded Subsidiary, and (C) Agent shall have a right to review applicable intercompany agreements upon reasonable request.

“Legal Reservations” means with respect to a UK Loan Party only, each of the following: (a) the principle that equitable remedies (or remedies that are analogous to equitable remedies in other jurisdictions) are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and secured creditors; (b) the time barring of claims under applicable limitation laws and defenses of acquiescence, set-off or counterclaim (including the limitation acts) and the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void; (c) the principle that in certain circumstances security granted by way of fixed charge may be re-characterized as a floating charge or that security purported to be constituted as an assignment may be re-characterized as a charge; (d) the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void; (e) the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant; (f) the principle that the creation or purported creation of security over any contract or agreement which is subject to a prohibition on transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach of the contract or agreement over which security has purportedly been created and (g) any other similar matters which are set out as qualifications or reservations (however described) regarding a matter of law contained in any legal opinion delivered to the Agents and/or the Lenders by (i) local counsel to the UK Loan Parties or (ii) local counsel to the Agent in the UK, in each case in connection with any Loan Document.

“Lender” has the meaning set forth in the preamble hereof.

“Lender Expenses” means all reasonable and documented out-of-pocket audit fees and expenses, costs, and expenses (including reasonable and documented outside attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to a Loan Party.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” means, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Security Agreement, any Intellectual Property Security Agreement, any Guaranty, any Subordination Agreement, the Account Control Agreements, any UK Collateral Document, the Collateral Access Agreements, any note or notes, the Automatic Payment Authorization, the Restatement Date Commitment Letter, the Restatement Date Fee Letter, and any other present or future agreement by a Loan Party with or for the benefit of Agent or any Lender in connection with this Agreement, all as amended, modified, supplemented, extended or restated from time to time.

“Loan Party” or “Loan Parties” means, each Borrower and each Guarantor.

“Loans” means, collectively, the Term Loans, and any other loan from time to time made under this Agreement, and “Loan” means any of the foregoing.

“Major Default” means any Event of Default pursuant to Section 8.1, Section 8.2 (to the extent resulting from a breach of Section 6.10 or Section 7.2(d)), Section 8.3 or Section 8.5.

“Margin Stock” has the meaning set forth in Section 5.11(c).

“Material Adverse Effect” means (a) a material impairment in the perfection or priority of Agent’s Lien in the Collateral or in the value of the Collateral (other than solely due to a failure by Agent to take any action to secure the perfection or priority of Agent’s Lien in the Collateral); or (b) a material adverse effect upon: (i) the business, operations, properties, assets or condition (financial or otherwise) of the Loan Parties as a whole; or (ii) the ability of Agent to enforce any of its rights or remedies with respect to any Obligations (other than solely due to a failure by Agent to take any action to secure the perfection or priority of Agent’s Lien in the Collateral).

“Material IP” means any Intellectual Property owned by or licensed to any Loan Party or any of its Subsidiaries that is material to the conduct of the businesses of the Loan Parties or any of their respective Subsidiaries, taken as a whole, including all proprietary software used on behalf of any such Loan Party or any such Subsidiary or offered, marketed, or licensed (including as a software service) by any such Loan Party or any such Subsidiary to third parties for generating material revenue for such Loan Parties or any of their respective Subsidiaries.

“Maximum Rate” has the meaning set forth in Section 2.3(d) hereof.

“Merger Sub” means Grassroots Merger Sub, Inc., a Delaware corporation.

“Minimum Liquidity Condition” means that after giving effect to the Restatement Date Transactions, including the making of the Restatement Date Incremental Term Loans, unrestricted cash of Holdings and its Subsidiaries, on a consolidated basis, is no less than $85,000,000.

“Net Cash Proceeds” means:

(a)
with respect to any sale or disposition by any Loan Party or any of its Subsidiaries of assets, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Loan Party or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to Agent or any Lender under this Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition, (ii) reasonable fees, commissions, and expenses related thereto and required to be paid by such Loan Party or such Subsidiary in connection with such sale or disposition, (iii) taxes paid or payable to any taxing authorities by such Loan Party or such Subsidiary in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of any Loan Party or any of its Subsidiaries, and are properly attributable to such transaction, and (iv) all amounts that are set aside as a reserve (A) for adjustments in respect of the purchase price of such assets, (B) for any liabilities associated with such sale or casualty, to the extent such reserve is required by GAAP, and (C) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition, to the extent that in each case the funds described above in this clause (iv) are (x) deposited into escrow with a third party escrow agent or set aside in a separate Deposit Account that is subject to an Account Control Agreement in favor of Agent, and (y) paid to Agent as a prepayment of the applicable Obligations in accordance with Section 2.2(b) of this Agreement at such time when such amounts are no longer required to be set aside as such a reserve; and
(b)
with respect to the issuance or incurrence of any Indebtedness by any Loan Party or any of its Subsidiaries (other than Permitted Indebtedness) the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Loan Party or such Subsidiary in connection with such issuance or incurrence, after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid by such Loan Party or such Subsidiary in connection with such issuance or incurrence, and (ii) taxes paid or payable to any taxing authorities by such Loan Party or such Subsidiary in connection with such issuance or incurrence, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of any Loan Party or any of its Subsidiaries, and are properly attributable to such transaction.

“Net Income” means the net profit (or loss), after provision for taxes, of Holdings and each of its Subsidiaries, on a consolidated basis, for any period as at any date of determination, for such period taken as a single accounting period. Net Income shall exclude (i) the income or loss of any Person accrued prior to the date such Person becomes a Subsidiary or is merged into or consolidated with the Borrower or another Subsidiary, (ii) the effects of adjustments in component amounts required or permitted by GAAP resulting from the application of acquisition method, purchase and/or recapitalization accounting with respect to any consummated Permitted Acquisition or Permitted Investment, (iii) the income or loss for such period of any Person that is not a Subsidiary, or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions to Holdings or a Subsidiary thereof in respect of such period. Net Income shall include any ordinary course dividends or distributions received from any such Person described in clause (iii) of the foregoing sentence during such period in excess of the amounts included in subclause (iii) above.

“Non-Consenting Lender” has the meaning set forth in Section 12.8(c).

“Obligations” means all of each Loan Party’s obligations to pay the Loans when due, including principal, interest, fees, Lender Expenses, the Restatement Date Final Payment, the Original Final Payment, and such other amounts due to be paid by any Loan Party, and each any Loan Party’s obligation to perform its duties under the Loan Documents, and any other debts, liabilities and other amounts any Loan Party owes to Agent or any Lender at any time, whether under the Loan Documents or otherwise, including, without limitation, interest accruing after Insolvency Proceedings begin (whether or not allowed), and any debts, liabilities, or obligations of any Loan Party assigned to Agent or any Lender.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Operating Documents” means, for any Person, such Person’s formation documents, (which, for purposes of the officers’ certificates delivered pursuant to Schedule 2, shall be as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of formation, organization or incorporation on a date that is no earlier than thirty (30) days prior to the Restatement Date) and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments, restatements and modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person undertaken by such Person in accordance with the usual and customary customs and practices in the kind of business in which such Person is engaged in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Original Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to $1,734,591.79.

“Parent” means FiscalNote Intermediate Holdco, Inc., a Delaware corporation.

“Patents” means patents and patent applications, including (A) the patents and patent applications, (B) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (C) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, and (E) all rights corresponding thereto throughout the world.

“Payment Date” means the fifteenth (15th) calendar day of each month.

“Perfection Certificate” has the meaning set forth in Section 5.1.

“Permitted Acquisition” means any Acquisition, (i) as to which Required Lenders have granted prior written consent, provided that with written respect to any request for consent to an Acquisition by Borrower Representative delivered to Lenders in accordance with Section 10 (including by email, provided that in case of email delivery, each Lender has confirmed receipt) and the contact details set forth on Schedule 1, Part D (as such schedule may be updated from time to time), which request is accompanied by such detailed background information with respect to the proposed Acquisition as is reasonably necessary (in the opinion of Borrower Representative, determined in good faith) for Lenders to determine whether to grant such consent, any Lender shall be deemed to have consented to such Acquisition if such Lender fails to deny such consent by written notice to Borrower Representative within five (5) Business Days of the actual receipt by such Lender of a request in accordance with the foregoing (or such other later time as Borrower Representative may state in the relevant written request as being the time available for granting such consent) or (ii) which satisfies and is conducted in accordance with, in the case of this clause (ii), the following requirements:

(a)
such Acquisition is of a Person engaged in a line of business which is the same as, reasonably related to, or incidental to, the business engaged by Borrowers and their Subsidiaries as of the Restatement Date;
(b)
such Acquisition shall be of a Person, organized and domiciled in, or assets (other than a de minimis amount of assets in relation to the assets being acquired), located in, the United States by a Loan Party; provided that such Acquisition may be (x) of a Person, organized and domiciled in, or assets located outside of the United States or (y) by an Excluded Subsidiary, if, in each case, such Acquisition is financed solely with proceeds of the issuance of Equity Interests of Holdings (it being understood that any contribution to a Foreign Subsidiary of the net cash proceeds of an issuance of equity to financing a Permitted Acquisition shall not be deemed to be an Investment hereunder), and provided further, that to the extent such Foreign Subsidiary is projected to have, on a stand-alone basis, operating losses, the amounts required to fund such operating losses in the following twelve (12) month period shall not exceed, together with other projected Investments in Excluded Subsidiaries, the aggregate amount shall not exceed the amount permitted pursuant to Section 7.7;
(c)
such Acquisition shall be consensual;
(d)
the sum of (i) the aggregate cash consideration paid in such fiscal year in connection with such Acquisitions and (ii) the aggregate amount of any Indebtedness consisting of seller notes, cash earnouts and deferred or cash contingent purchase price consideration (the “Deferred Acquisition Consideration”) in connection with Permitted Acquisitions (and including without limitation, any seller notes), in each case, payable in cash in respect of any Permitted Acquisition in any twelve (12) consecutive calendar months valued in accordance with GAAP, does not exceed $25,000,000, provided that for purposes of determining compliance with the foregoing clauses (i) and (ii), with respect to each Permitted Acquisition the following consideration shall be excluded (x) consideration paid in the form or retention bonuses in an amount not to exceed $2,000,000, and (y) Indebtedness consisting of Indebtedness of the type described in clause (ii) above that has a maturity at least 91 days after the Term Loan Maturity Date and is subject to a Subordination Agreement in form reasonably satisfactory and in substance satisfactory to Agent and Required Lenders;
(e)
Borrower Representative shall have delivered to Agent not less than five (5) Business Days (or such shorter period of time agreed to by Agent), notice of such Acquisition, together with a summary of the terms thereof, a copy of any due diligence memorandum, historical financial statements and financial statements and projections on a pro forma adjusted basis covering at least four consecutive fiscal quarters following the anticipated effective date of such Acquisition, and copies of all material documents relating to such Acquisition (including the acquisition agreement and any related material document, which may be in the form of drafts with updated copies provided as available), and calculations demonstrating pro forma compliance with financial covenants after giving effect to such proposed Acquisition for each measurement date in the four consecutive fiscal quarters following the anticipated effective date of such Acquisition;
(f)
both immediately before and after giving effect to such Acquisition, no Event of Default shall exist; and
(g)
both (i) the assets being acquired or the Person whose Equity Interests are being acquired, together with all other assets or Persons acquired in connection with other Permitted Acquisitions, taken in the aggregate, do not have Adjusted EBITDA (with such other adjustments approved by Required Lenders) that is less than negative $2,000,000 for the consecutive twelve (12) month period most recently concluded prior to the date of the proposed Acquisition and (ii) the assets being acquired or the Person whose Equity Interests are being acquired in any one Permitted Acquisition do not have Adjusted EBITDA (with such other adjustments approved by Required Lenders) that is less than negative $2,000,000 for the consecutive twelve (12) month period most recently concluded prior to the date of the proposed Acquisition; provided that to the extent that any assets acquired or Person whose Equity Interests were acquired pursuant to a Permitted Acquisition has positive Adjusted EBITDA (with such other adjustments approved by Required Lenders) for such consecutive twelve (12) month period, then for purposes of any determination of compliance with this clause (g) for any subsequent Acquisition, the amount of such positive Adjusted EBITDA (with such other adjustments approved by Required Lenders) included in the calculation of aggregate negative Adjusted

EBITDA (with such other adjustments approved by Required Lenders) shall be limited to the amount necessary to cause the satisfaction of the $2,000,000 aggregate negative Adjusted EBITDA (with such other adjustments approved by Required Lenders) limitation.

“Permitted Holders” means (a) each of the following individuals: (i) Timothy Hwang and (ii) Gerald Yao, and in each case, his estate, spouse, heirs, ancestors, lineal descendants, legatees, legal representatives (in their capacities as such) or the trustee (in its capacity as such) of a bona fide trust of which one or more of the foregoing are the principal beneficiaries or grantors thereof and (b) any entity controlled, directly or indirectly, by any Persons referred to in the preceding clause (a), whether through the ownership of voting securities, by contract or otherwise.

“Permitted Indebtedness” means:

(h)
each Loan Party’s Indebtedness under this Agreement and the other Loan Documents;
(i)
Indebtedness existing on the Restatement Date and set forth on Schedule 5.16 attached hereto, identified as “designated Permitted Indebtedness” therein;
(j)
[Reserved]
(k)
other unsecured Subordinated Debt incurred after the Restatement Date, provided that the aggregate original principal amount thereof shall not exceed $100,000,000 (minus the aggregate amount of any Indebtedness consisting of deferred or contingent Acquisition Consideration described in clause (d)(y) of the defined term “Permitted Acquisition”);
(l)
(i) Indebtedness described in clause (d) of the defined term “Permitted Acquisitions”, subject to, if applicable, the limitation on total Deferred Acquisition Consideration set forth therein, and (ii) additional Indebtedness in respect of deferred or contingent purchase price with respect to Permitted Acquisitions in an aggregate amount outstanding not to exceed, in the case of this clause (ii), $10,000,000 at any time, payable not before 91 days after the Term Loan Maturity Date unless payable as a result of change of control, asset sale or equity conversion;
(m)
unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business;
(n)
Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;
(o)
Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or leasing any fixed or capital asset in an aggregate principal amount at any time outstanding not greater than $5,000,000 in any fiscal year;
(p)
Indebtedness (including guaranties) (i) among Loan Parties, (ii) of a Loan Party, subject to the conditions set forth in clause (d) of the defined term “Permitted Investments”, (iii) of a Subsidiary that is not a Loan Party to a Loan Party, subject to the conditions set forth in clause (d) of the defined term “Permitted Investments” and (iv) of a Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party;
(q)
Indebtedness in respect of performance, bid, surety or appeal bonds, performance and completion guarantees, import and export custom and duty guarantees and similar obligations, workers’ compensation claims, self-insurance obligations or bankers acceptances issued for the account of any Loan Party or any Subsidiary, in each case, provided in the Ordinary Course of Business, and not to exceed $500,000 in the aggregate at any time outstanding, but excluding (in each case) Indebtedness incurred through the borrowing of money;
(r)
Indebtedness in respect of (i) credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management services, in each case, incurred in the Ordinary Course of Business and provided that such Indebtedness is secured solely by Liens permitted pursuant to clause (v) of the defined term “Permitted Liens” and does not exceed $1,000,000 in the aggregate at any time outstanding, and (ii) netting services, automatic clearinghouse arrangements or overdraft protections and similar arrangements in connection with Deposit Accounts, in each case solely to the extent incurred in the Ordinary Course of Business;
(s)
Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, including to finance insurance premiums, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the policy year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such policy year;
(t)
Indebtedness constituting customary indemnification obligations, adjustments of purchase price, non-competes or other similar obligations of any Loan Party in connection with sales, dispositions and Permitted Acquisitions and other Investments, in each case, to the extent such sale, disposition or Investment is permitted under this Agreement;
(u)
Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business; provided that such Indebtedness is extinguished within five (5) Business Days of its incurrence;
(v)
to the extent constituting Indebtedness, judgments, decrees, attachments or awards not constituting an Event of Default;
(w)
Indebtedness representing taxes that are subject to permitted contest in compliance with Section 6.4;
(x)
other Indebtedness of Loan Parties not to exceed $1,000,000 in the aggregate at any time outstanding, no more than $500,000 of which may be secured;
(y)
Indebtedness existing or arising under any Hedge Agreement, provided that such obligations are entered into by a Loan Party for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person and not for purposes of speculation;
(z)
Contingent Obligations consisting of normal and customary indemnities issued in the Ordinary Course of Business in connection with commercial contracts or in connection with the issuance and sale of securities;
(aa)
any guarantee by any Loan Party of any Indebtedness incurred by a Foreign Subsidiary that is a Permitted Investment;
(bb)
[Reserved]
(cc)
Indebtedness consisting of reimbursement obligations with respect to letters of credit, provided that the aggregate amount outstanding of all such Indebtedness does not exceed $1,000,000 at any time;
(dd)
Indebtedness of any Person that becomes a Subsidiary or Indebtedness assumed in connection with any Permitted Acquisition that was incurred under the CARES Act and was not created or incurred in anticipation of such Permitted Acquisition; and
(ee)
extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in clause (b) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the applicable Loan Party or Subsidiary, as the case may be.

“Permitted Investments” means:

(ff)
Investments (including, without limitation, Subsidiaries) existing on the Restatement Date and shown on Schedule 7.7;
(gg)
(i) Investments consisting of Cash Equivalents, and (ii) any Investments permitted by Holdings’ investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Required Lenders;
(hh)
Investments consisting of repurchases of Holdings’ Equity Interests from former employees, officers and directors of Holdings to the extent permitted under Section 7.7;
(ii)
Investments (i) among Loan Parties, (ii) in a Loan Party, provided that any Indebtedness of a Loan Party owing to a Subsidiary that is not a Loan Party shall be subordinated to the Obligations on terms satisfactory to Agent, (iii) by a Loan Party in any Excluded Subsidiary, provided that (x) the aggregate amount of such Investments in all Excluded Subsidiaries pursuant to this clause (d) shall not exceed $5,000,000 in the aggregate in any twelve (12) month period (it being understood that for purposes of this clause (d)(iii), the amount of such Investments outstanding at any time shall be calculated net of the amount of returns (including dividends, interest, distributions, returns of principal, repayments, income and similar amounts) received in cash or cash equivalents by any Loan Party from any such Excluded Subsidiary in respect of such Investments), and (y) with respect to any individual Excluded Subsidiary, the amount of such Investment in such Excluded Subsidiary at any time shall not exceed the amount necessary to fund the current or reasonably anticipated operating expenses of such Excluded Subsidiary for the succeeding three (3) month period (taking into account their revenue from other sources), and (iv) of a Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party;
(jj)
Investments not to exceed Five Hundred Thousand Dollars ($500,000) outstanding in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans not involving the net transfer of cash proceeds to employees, officers or directors relating to the purchase of Equity Interests of Holdings pursuant to employee stock purchase plans or other similar agreements approved by the Board;
(kk)
Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;
(ll)
Investments consisting of Deposit Accounts and Securities Accounts used to maintain assets constituting Permitted Investments, in each case, maintained in compliance with Section 6.6 and Investments in negotiable instruments deposited or to be deposited for collection in the Ordinary Course of Business;
(mm)
Permitted Acquisitions and, in the case of a Permitted Acquisition by an Excluded Subsidiary, Investments in a Foreign Subsidiary to fund any deferred purchase price or earn out obligations entered into in connection with a Permitted Acquisition to the extent funded exclusively by proceeds from the issuance of Equity Interests of Holdings; and
(nn)
Investments consisting of accounts receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the Ordinary Course of Business; provided that this clause (i) shall not apply to Investments of a Loan Party in any Subsidiary;
(oo)
[Reserved];
(pp)
Investments in the nature of pledges or deposits with respect to leases, prepaid expenses or utilities provided to non-Affiliates of the Loan Parties in the Ordinary Course of Business;

(qq)
guarantees in the Ordinary Course of Business of obligations owed by the Loan Parties to landlords, suppliers, customers and licensees of any Loan Party;
(rr)
Investments of any Person existing at the time such Person becomes a Subsidiary or consolidates, amalgamates or merges with Borrowers or any of their Subsidiaries (including in connection with a Permitted Acquisition) so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger and each such Investments are without recourse to any other Loan Party (unless such recourse would be otherwise permitted hereunder);
(ss)
intercompany receivables that arise solely from customary transfer pricing arrangements among the Loan Parties in each case in the Ordinary Course of Business and only to the extent such arrangements are entered into in order to accurately reflect the costs of operating the business of Loan Parties or to maintain compliance with all applicable jurisdictional tax requirements;
(tt)
[Reserved];
(uu)
Investments paid for with consideration which consists solely of Equity Interests of Holdings (other than Disqualified Equity Interests); provided that the aggregate fees, costs, and any other amounts paid or payable in cash or Cash Equivalents by Loan Parties and their Subsidiaries to reimburse counterparties in connection with such Investments do not exceed $200,000 in the aggregate from the Restatement Date through the termination of this Agreement;
(vv)
so long as no Event of Default exists at the time of such Investment or after giving effect to such Investment, Investments made exclusively with cash or Cash Equivalents in joint ventures in an amount not to exceed $2,000,000 at any time outstanding; and
(ww)
so long as no Event of Default exists at the time of such Investment or after giving effect to such Investment, any other Investments made exclusively with cash or Cash Equivalents an aggregate amount not to exceed $1,000,000 at any time outstanding.

“Permitted License” means any non-exclusive license of Intellectual Property rights of a Borrower or its Subsidiaries so long as all such Permitted Licenses are granted to third parties in the Ordinary Course of Business, do not result in a legal transfer of title to the licensed property, and have been granted in exchange for fair consideration.

“Permitted Liens” means:

(xx)
Liens arising under this Agreement and the other Loan Documents;
(yy)
Liens existing on the Restatement Date and shown on Schedule 7.5, provided that (i) to the extent the amount of Indebtedness secured by such Lien is limited pursuant to a clause of this defined term, amounts existing on the Restatement Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent the Indebtedness secured by such a Lien is required to be repaid on the Restatement Date, in accordance with a payoff letter delivered as a condition to closing, such Lien shall not constitute Permitted Lien after the repayment of the associated Indebtedness, and (iii) to the extent any such Lien is required to be made subject to the terms of a Subordination Agreement as of the Restatement Date or thereafter, pursuant to the terms of this Agreement, such Lien shall be permitted only to the extent the applicable Subordination Agreement is in effect;
(zz)
Liens securing Indebtedness permitted under clause (h) of the defined term “Permitted Indebtedness”; provided (i) any Lien on Equipment acquired or held by a Loan Party or Subsidiary thereof incurred for financing the acquisition of the Equipment is confined to the Equipment acquired, any improvements and accessions thereto and the proceeds thereof, or (ii) any Lien existing on Equipment when acquired is confined to the property and improvements and accessions thereto, and the proceeds thereof;
(aaa)
Liens for taxes, fees, assessments or other government charges or levies, either (i) not yet delinquent or (ii) being contested in good faith and for which such Loan Party or Subsidiary maintains adequate reserves on its books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;
(bbb)
leases or subleases of real property granted in the Ordinary Course of Business of such Person, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the Ordinary Course of Business of such Person;
(ccc)
Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the Ordinary Course of Business so long as such Liens attach only to Inventory and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
(ddd)
Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA);
(eee)
deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, surety and appeal bonds and other obligations of a like nature arising in the Ordinary Course of Business;
(fff)
Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default;
(ggg)
Liens in favor of other financial institutions arising in connection with a Deposit Account, Securities Account or other bank account of a Loan Party or Subsidiary thereof held at such institutions, provided that Agent has a perfected security interest in such Deposit Account or other bank account, or the securities maintained therein and Agent has received an Account Control Agreement with respect thereto to the extent required pursuant to Section 6.6 of this Agreement or under the relevant UK Collateral Document;
(hhh)
easements, covenants, conditions, zoning restrictions, building code and land use requirements of law, encroachments, protrusions, rights of way, restrictions, matters of title listed as exceptions on Schedule B of any title policy, minor defects or irregularities in title and other similar Liens on real property not interfering in any material respect with the ordinary conduct of the business of any Loan Party or any Subsidiary;
(iii)
Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related contractual obligation entered into in the Ordinary Course of Business, provided that such Liens shall be limited to fixtures and movable tangible property located on the real property leased or subleased from such landlord or on security deposits required by the terms of any lease and (ii) for amounts not yet due or that are disputed by appropriate proceedings having the effect of preventing the forfeiture of the subject property;
(jjj)
any interest or title of a lessor or sublessor under any lease or sublease entered into by any Loan Party or any Subsidiary in the Ordinary Course of Business and covering only the assets so leased;
(kkk)
purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases or consignments of personal property entered into in the Ordinary Course of Business;
(lll)
to the extent constituting a Lien, the granting of Permitted Licenses;
(mmm)
any Lien arising under conditional sale, title retention, consignment or similar arrangements for the sale of goods in the Ordinary Course of Business; provided that such Lien attaches only to the goods subject to such sale, title retention, consignment or similar arrangement;

(nnn)
Liens solely on any cash earnest money deposits made by any Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition or other Investment expressly permitted under this Agreement;
(ooo)
Liens granted in the Ordinary Course of Business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted as Permitted Indebtedness;
(ppp)
Liens (i) of a collection bank on items in the course of collection arising under Section 4-210 of the Code or (ii) in favor of a banking or other financial institution arising in the Ordinary Course of Business encumbering deposits or other funds maintained with such financial institution (including the right of setoff) securing ordinary fees in connection with the maintenance of such account and related services and that are within the general parameters customary in the banking industry (and not securing any Indebtedness for borrowed money);
(qqq)
licenses, sublicenses, leases or subleases with respect to any real property or other fixed asset (and excluding, for the avoidance of doubt, Intellectual Property) granted to third Persons in the Ordinary Course of Business, provided that the same do not in any material respect interfere with the business of Borrowers and their Subsidiaries taken as a whole;
(rrr)
Liens on amounts not to exceed $1,000,000 in the aggregate at any time deposited as “security deposits” (or their equivalent) in the Ordinary Course of Business in connection with actions or transactions not prohibited by this Agreement;
(sss)
Liens solely in respect of cash collateral accounts and amounts deposited therein securing Indebtedness permitted by clause (k)(i) of the defined term “Permitted Indebtedness”;
(ttt)
Liens constituting rights of first refusal or similar contractual rights or restrictions on the Equity Interests of a joint venture pursuant to the applicable joint venture agreement and Liens arising from contractual restrictions arising in connection with agreements to sell the Equity Interests of a joint venture;
(uuu)
Liens on cash collateral (and associated Deposit Accounts maintaining such cash collateral to the extent such Deposit Accounts are used exclusively for such purpose and are identified as such to Agent) securing Indebtedness with respect to letters of credit constituting Permitted Indebtedness;
(vvv)
to the extent constituting a Lien, any restrictions on the provision of services (other than any restriction on Intellectual Property), set forth in customary content license agreements entered into in the Ordinary Course of Business with third parties;
(www)
Liens (other than Liens arising under ERISA and Liens on any Intellectual Property) not otherwise permitted pursuant to this definition which secure obligations permitted under this Agreement not exceeding $500,000 in the aggregate at any one time outstanding; and
(xxx)
the modification, replacement, renewal or extension of any Lien permitted by clause (b), of this definition of Permitted Liens; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof; and (ii) the renewal, or not prohibited extension or refinancing of the obligations secured or benefited by such Liens is permitted by this definition.

“Permitted Seller Debt” means Indebtedness described in clause (e) of the defined term “Permitted Indebtedness”.

“Permitted Transfers” means

(yyy)
sales of Inventory by a Loan Party or any of its Subsidiaries in the Ordinary Course of Business;

(zzz)
the granting of Permitted Licenses;
(aaaa)
dispositions of worn-out, obsolete or surplus Equipment in the Ordinary Course of Business that is, in the reasonable judgment of such Loan Party or Subsidiary, no longer economically practicable to maintain, used or useful, unmerchantable, or unsaleable;
(bbbb)
Transfers consisting of the granting of Permitted Liens and the making of Permitted Investments;
(cccc)
the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the Loan Documents;
(dddd)
other Transfers of assets having a fair market value of not more than Two Million Dollars ($2,000,000) per fiscal year;
(eeee)
sales, transfers and other dispositions (including write-offs) of accounts receivable (or notes accepted to evidence same) in connection with the compromise, settlement or collection thereof in the Ordinary Course of Business (exclusive of factoring or similar arrangements);
(ffff)
the lease, assignment, or sub-lease of any real property in the Ordinary Course of Business to the extent the same does not materially interfere with the business of any Loan Party or any Subsidiary;
(gggg)
dispositions (i) by any Borrower to another Borrower, (ii) by any Guarantor to another Loan Party, and (iii) by any Excluded Subsidiary to any other Excluded Subsidiary or any Loan Party;
(hhhh)
the abandonment of or failure to renew, preserve or maintain in the Ordinary Course of Business, Intellectual Property (other than Material IP) that is no longer used or useful to Borrowers or their Subsidiaries;
(iiii)
the surrender or waiver of contractual rights or the settlement, release or surrender of contract or torts claims, so long as any such surrender, waiver, settlement or release does not in any material respect interfere with the business of the Loan Parties and their Subsidiaries taken as a whole;
(jjjj)
any exchange of fixed assets of the Loan Parties or any of their Subsidiaries which qualifies as a like kind exchange pursuant to and in compliance with Section 1031 of the Code or any other substantially concurrent exchange of property by the Loan Parties of any of their Subsidiaries of another person; provided, that (i) such property is useful to the business of such Loan Party or such Subsidiary, (ii) such Loan Party or such Subsidiary shall receive reasonably equivalent or greater market value for such property (as reasonably determined by the Borrowers in good faith) and (iii) such property will be received by such Loan Party or such Subsidiary transferring the exchanged property substantially concurrently with its delivery of property to be exchanged;
(kkkk)
dispositions of qualifying shares and/or other nominal amount of shares of a Foreign Subsidiary to the extent required under applicable law
(llll)
dispositions of Investments in joint ventures to the extent required by, or pursuant to, customary buy/sell arrangements between the applicable joint venture parties as set forth in the joint venture arrangements or similar binding agreements among such joint venture parties;
(mmmm)
dispositions consisting of distributions permitted by Section 7.7; and
(nnnn)
the unwinding of any Hedge Agreement.

Notwithstanding anything to the contrary herein, in no event shall the sale, assignment, investment, distribution, dividend, exclusive licensing, transfer or other disposition, of Material IP to any Person that is not a Loan Party organized within the United States (excluding Holdings) constitute a Permitted Transfer.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“PIK Amount” means as of any date of determination the amount of all interest or fees accrued with respect to the Term Loans that has been paid-in-kind by being added to the balance thereof in accordance with Section 2.3(a).

“Prepayment Fee” has the meaning set forth in Section 2.4(b).

“Prime Rate” means, at any time, the greater of (i) the rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate”, and (ii) 4.00%. In the event that The Wall Street Journal quotes more than one rate, or a range of rates, as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates. In the event that The Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the prime rate specified by the three (3) largest U.S. money center commercial banks, as determined by Agent.

“Pro Rata Share” means, with respect to any Lender and as of any date of determination, the percentage obtained by dividing (i) the aggregate Loans of such Lender by (ii) the aggregate Loans of all Lenders, provided further, that with respect to all matters relating to a particular Loan, the outstanding balance of the applicable Loan, shall be used in lieu of the aggregate outstanding balance of all Loans in the foregoing calculation. “Ratable” and related terms shall mean, determined by reference to such Lender’s Pro Rata Share.

“Protective Advances” has the meaning set forth in Section 9.3.

"Quarterly Average ARR" means, for any particular quarter, the sum of ARR measured as of the last day of each month within such quarter, divided by 3 and calculated in a manner consistent with the calculation delivered to the Lenders prior to the Restatement Date.

“Qualified Equity Interests” means and refers to any Equity Interests issued by Holdings (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.

“Register” has the meaning set forth in Section 12.2(f).

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Required Lenders” shall mean (i) the holders of at least 70% of the Restatement Date Incremental Loans and any Incremental Term Loans and (ii) at least two unaffiliated Lenders.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means with respect to any Person, any of the Chief Executive Officer, President or Chief Financial Officer of such Person. Unless the context otherwise requires, each reference to a Responsible Officer herein shall be a reference to a Responsible Officer of Holdings.

“Restatement Agreement” means that certain Amendment and Restatement Agreement, dated as of the Restatement Date, by and among Borrowers, Guarantors, Lenders and Agent.

“Restatement Date” is defined in the preamble hereto.

“Restatement Date Commitment Letter” means that certain Incremental Commitment Letter dated as of May 9, 2022 from Agent, Orix Growth Capital, LLC, Clover Orochi LLC and ACM ASOF VIII SAAS Finco LLC and accepted and agreed to by the Borrower Representative.

“Restatement Date Equity Contribution” means the contribution of cash proceeds to Holdings by new or existing shareholders, limited partners, board members, management or other investors substantially concurrently with the consummation of the Restatement Date Merger.

“Restatement Date Fee Letter” means that certain Incremental Fee Letter dated as of May 9, 2022 from Agent, Orix Growth Capital, LLC, Clover Orochi LLC and ACM ASOF VIII SAAS Finco LLC and accepted and agreed to by the Borrower Representative.

“Restatement Date Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to $7,410,000.

“Restatement Date Flow of Funds Agreement” means the flow of funds agreement delivered as of the Restatement Date.

“Restatement Date Incremental Term Loans” means the Term Loans made on the Restatement Date in accordance with Section 2.2(a).

“Restatement Date Merger” means the merger of Parent with Merger Sub pursuant to the Restatement Date Merger Agreement, resulting in Parent being the surviving corporation and continuing its existence pursuant to the Restatement Date Merger Agreement as a wholly-owned subsidiary of Holdings.

“Restatement Date Merger Agreement” means that certain Agreement and Plan of Merger, dated as of November 7, 2021 by and among Parent, Merger Sub and Holdings as amended through the Restatement Date.

“Restatement Date Redemptions” means the redemptions of any shares of Class A Common Stock of Holdings of shareholders who timely exercised rights of redemption with respect thereto substantially concurrently with the consummation of the Restatement Date Merger.

“Restatement Date Refinancing” means that certain refinancing of the First Out Term Loans (as defined in the Existing Credit Agreement) including all accrued interest and fees thereon, subject to any modification as set forth herein), discharge of the Last Out Term Loans (as defined in the Existing Credit Agreement) (including all accrued interest and fees thereon), and discharge (including by way of conversion of any convertible notes) of any outstanding Subordinated Debt for borrowed money or other convertible notes, except for Subordinated Debt and other convertible notes in an aggregate outstanding principal amount not in excess of $15,000,000.

“Restatement Date Transactions” means collectively, the effectiveness of the Restatement Agreement, the making of the Restatement Date Incremental Term Loans, the Restatement Date Refinancing, the consummation of the Restatement Date Equity Contribution and the Restatement Date Redemptions, the payment (or, for purposes of determining satisfaction of the Minimum Liquidity Condition, deduction) of all Restatement Date Transaction Costs.

“Restatement Date Transaction Costs” means the fees, premiums, expenses and other transaction costs incurred through closing of the Restatement Date Merger and otherwise in connection with the Restatement Date Transactions.

“Restricted License” means any technology or Intellectual Property license granted to a Loan Party or a Subsidiary (i) that is a necessary part of the products, services and platform offered by such Loan Party or its Subsidiary for generating material revenue and would be infringed upon by such products, services, and platform but for such license granted, (ii) that prohibits or otherwise restricts such Loan Party or Subsidiary from granting a security interest in the Loan Party or its Subsidiary’s interest in such license or that results in a breach or termination of such license upon granting of such security interest and (iii) for which there is no reasonable and readily available substitute.

“Revenue” means revenue, in accordance with GAAP, excluding the impact of any acquisition accounting requirements pursuant to GAAP, of Holdings and each of its Subsidiaries, on a consolidated basis.

“Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (e) any other Governmental Authority with jurisdiction over any Lender or any Loan Party or any of their respective Subsidiaries or Affiliates.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Security Agreement” means that certain Amended and Restated Security Agreement, dated as of the Closing Date, among the Loan Parties party thereto as grantors and the Agent.

“Security Instrument” means any security agreement, assignment, pledge agreement, financing or other similar statement or notice, continuation statement, other agreement or instrument, or any amendment or supplement to any thereof, creating, governing or providing for, evidencing or perfecting any security interest or Lien.

“Shares” means all of the issued and outstanding Equity Interests owned or held of record by a Loan Party or other Loan Party in each of its Subsidiaries.

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Solvency Certificate” means the solvency certificate of Parent, certifying that after giving effect to the Restatement Date Transactions, Holdings and its Subsidiaries on a consolidated basis are solvent) in substantially the form of Exhibit H, attached hereto.

“Specified Merger Agreement Representations” means such of the representations and warranties made by, or with respect to, Parent and its subsidiaries and businesses in the Restatement Date Merger Agreement as are material to the interests of Lenders, but only to the extent that Parent or its applicable Affiliates has the right (taking into account any applicable cure periods) to terminate its or their respective obligations under the Restatement Date Merger Agreement or decline to consummate the Restatement Date Merger (in accordance with the terms thereof) as a result of a breach of such representations in the Restatement Date Merger Agreement without any liability to Parent or its applicable Affiliate.

“Specified Representations” means relating to organizational existence of the Loan Parties; organizational power and authority (in each case, solely as to execution, delivery and performance of the Loan Documents); due authorization, execution and delivery and enforceability of the Loan Documents (subject to the Legal Reservations, as applicable); no conflicts with organizational documents of the Loan Parties (in each case, solely as it relates to the borrowing under, guaranteeing under, performance of, and granting of security interests in the Collateral pursuant to, the Loan Documents); Solvency as of the Restatement Date (after giving effect on a pro forma basis to the Restatement Date Transactions) of Holdings and its subsidiaries on a consolidated basis; Federal Reserve margin regulations, the Patriot Act, the use of proceeds of the Restatement Date Incremental Term Loans not violating OFAC or the FCPA; the Investment Company Act, creation, validity and perfection of security interests in the Collateral; and absence of any Event of Default resulting from non-payment of fees then due and any Event of Default from an insolvency proceeding.

“Subordinated Debt” means Indebtedness (including unsecured notes that are convertible into Equity Interests (other than Disqualified Equity Interests)) incurred by a Loan Party or a Subsidiary that is subordinated in writing to all of the Obligations pursuant to a Subordination Agreement, provided that (x) such Indebtedness shall not require (but may, at the option of such Loan Party or Subsidiary be permitted to the extent permitted hereunder) any payments in cash or other property (including, without limitation, for principal, interest, fees or premiums, but excluding payments capitalized to the principal of such Indebtedness) prior to the date that is at least 91 days following the Term Loan Maturity Date, and (y) the maturity date of such Indebtedness shall be at least 91 days following the Term Loan Maturity Date, in each case except for payments of cash in lieu of fractional shares of Equity Interests upon conversion into Equity Interests (other than Disqualified Equity Interests) and payments capitalized to the principal of such Indebtedness.

“Subordination Agreement” means any subordination agreement in form and substance satisfactory to Required Lenders entered into from time to time.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest, joint venture interest or other Equity Interest which by the terms thereof has the ordinary voting power to elect the Board of that Person, at the time as of which any determination is being made, is owned or controlled by such Person, directly or indirectly. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a direct or indirect Subsidiary of Holdings.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means, collectively, any Restatement Date Incremental Term Loan and any Incremental Term Loan.

“Term Loan Maturity Date” means July 15, 2027.

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (A) all renewals thereof, (B) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (C) the right to sue for past, present and future infringements and dilutions thereof, (D) the goodwill of such Peron’s business symbolized by the foregoing or connected therewith, and (E) all rights corresponding thereto throughout the world.

“Transfer” means defined in Section 7.1.

“Trust Account” means the account established by Holdings for the benefit of its public shareholders pursuant to the Investment Management Trust Agreement, dated as of October 28, 2020, by and between Holdings and Continental Stock Transfer & Trust Company.

“Trust/Backstop Condition” means that substantially concurrently with the consummation of the Restatement Date Merger, Holdings shall have received proceeds from either (i) the Trust Account and/or (ii) the

Backstop Agreement and the sum of the amounts received pursuant to the foregoing clauses (i) and (ii), net of amounts used to satisfy Restatement Date Redemptions shall be at least $175,000,000.

“UK” and “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“UK Collateral Documents” means all Security Instruments necessary, as reasonably determined by the Agent (acting for itself and the other Lenders), to create or continue a security interest under the laws of England and Wales in the assets of any Loan Party as and if it becomes necessary to create or continue a security interest in favor of the Agent for itself and the other Lenders in the assets of such Loan Party in favor of the Agent for itself and the other Lenders, in form and substance reasonably satisfactory to the Agent, including but not limited to (a) each Guaranty made by each UK Loan Party in favor of the Agent and each of the other Lenders in form and substance reasonably acceptable to the Agent, and (b) each of the other guarantees, Security Instruments, pledges, debentures, hypothecs, mortgages, consents and other instruments and documents executed and delivered by UK Loan Parties, and security agreements granted over Equity Interests or other assets of the UK Loan Parties, in connection with this Agreement or pursuant to Section 6.15 under this Agreement.

“UK GAAP” means generally accepted accounting principles in the United Kingdom.

“UK Insolvency Event” means, in respect of a UK Loan Party (a) any formal step is taken in relation to a moratorium or a composition, assignment or similar arrangement with any of its creditors generally (other than the Lenders); (b) a meeting of its shareholders, directors or other officers of any resolution for, to petition for or to make an application to or to file documents with a court or any registrar for, its winding-up, administration or dissolution; (c) an order is made for its winding-up, administration or dissolution, or any Person presents a petition, or makes an application to or files documents with a court or any registrar, for its winding-up, administration or dissolution (other than if such order, petition or application is vexatious or frivolous and is discharged, withdrawn, stayed or dismissed within twenty (20) days of commencement); (d) any liquidator, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or its assets; or (e) its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, receiver, administrator or similar officer, but excluding in each case any solvent liquidation or reorganization.

“UK Loan Party” means any Loan Party duly incorporated under the laws of England and Wales other than any Excluded Subsidiary.

EXHIBIT B

[RESERVED]

Exhibit C

COMPLIANCE CERTIFICATE

[***]

appendix 1

FINANCIAL COVENANT CALCULATIONS

[***]

EXHIBIT D

REQUIREMENTS FOR INSURANCE DOCUMENTATION

[***]

EXHIBIT E

AUTOMATIC PAYMENT AUTHORIZATION

[***]

EXHIBIT F

Form of SECURED PROMISSORY NOTE

[***]

EXHIBIT G

FORM OF ASSIGNMENT AGREEMENT

[***]

EXHIBIT H

form of SOLVENCY CERTIFICATE

[***]

SCHEDULE 1

PART A – term loans outstanding under the existing credit agreement

[***]

PART B – term loan commitments

Restatement Date Incremental Term loan commitments

[***]

incremental term loan commitment

[***]

PART C – aMORTIZATION SCHEDULE

[***]

PART D – LENDER NOTICE DETAILS:

[***]

schedule 2

deliverables

[***]

Schedule 3

TAXES; INCREASED COSTS

[***]

Schedule 6.10(b)

MINIMUM ADJUSTED EBITDA – COVENANT LEVELS

[***]

Schedule 6.10(C)

MINIMUM ARR – COVENANT LEVELS

[***]

Schedule 6.10(D)

Maximum capitalized expenditures – COVENANT LEVELS

[***]

Schedule 5.9

Taxes

[***]

Schedule 5.16

Indebtedness

[***]

Schedule 7.5

Liens

[***]

Schedule 7.7

Investments

[***]

Schedule 7.8

Transactions with Affiliates

[***]